UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ARKANSAS BEST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ARKANSAS BEST

CORPORATION

Notice of

Annual Meeting

&

Proxy Statement

2014

Contents

Page

Notice of Annual Meeting of Stockholders	1
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting	2
Proxy Statement
Record Date	3
Proxies	3
Voting Shares	4
Proposal I. Election of Directors	5
Directors of the Company	6
Governance of the Company	10
Director Compensation	16
2013 Director Compensation Table	17
Principal Stockholders and Management Ownership	19
Executive Officers of the Company	21
Compensation Discussion & Analysis	24
Compensation Committee Report	37
Compensation Committee Interlocks and Insider Participation	37
Summary Compensation Table	38
2013 Grants of Plan-Based Awards	40
Outstanding Equity Awards at 2013 Fiscal Year-End	42
2013 Option Exercises and Stock Vested	43
2013 Equity Compensation Plan Information	44
2013 Pension Benefits	45
2013 Non-Qualified Deferred Compensation	47
Potential Payments upon Termination or Change in Control	49
Certain Transactions and Relationships	55
Section 16(a) Beneficial Ownership Reporting Compliance	55
Report of the Audit Committee	56
Proposal II. Ratification of Appointment of Independent Registered Public Accounting Firm	57
Principal Accountant Fees and Services	57
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	58
Proposal III. Advisory Vote on Executive Compensation	58
Proposal IV. Approval of the Second Amendment to the 2005 Ownership Incentive Plan	59
Proposal V. Approval of Material Plan Terms of the 2005 Ownership Incentive Plan, as Amended, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code	67
Other Matters	68
Cost of Solicitation	68
Stockholder Communication with the Board	68
Procedure for Submitting Stockholder Proposals for 2015 Annual Meeting	69
General Matters	70
Appendix A	71

ARKANSAS BEST

CORPORATION

Notice of

Annual Meeting of Stockholders

Arkansas Best Corporation

To Be Held on April 23, 2014

To the Stockholders of Arkansas Best Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation (the “Company”) on Wednesday, April 23, 2014 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card and a proxy statement containing information about the following matters to be acted upon at the meeting:

I.	To elect nine directors for a one-year term to expire at the 2015 Annual Meeting of Stockholders;
II.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014;
III.	To conduct an advisory vote on executive compensation;
IV.	To approve the Second Amendment to the 2005 Ownership Incentive Plan;
V.	To approve the material plan terms of the 2005 Ownership Incentive Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and
VI.	To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on February 24, 2014 are entitled to notice of and to vote at the meeting or any adjournment(s) or postponement(s) thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card and vote by Internet or by telephone as promptly as possible. It is important that your shares be represented at the meeting.

The Board of Directors urges you to sign and date your enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope or follow the instructions on the proxy card and vote by Internet or by telephone, even if you are planning to attend the meeting. Many of the Company’s stockholders hold their shares in “street-name” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf. Accordingly, you must provide voting instructions to your brokerage firm or bank in order for your shares to be voted. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy considering the recommendations of the Board, which are described in this Proxy Statement.

Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

By Order of the Board of Directors, February 28, 2014.

Robert A. Young III	Judy R. McReynolds
Chairman of the Board	President–Chief Executive Officer

3801 OLD GREENWOOD ROAD / P.O. BOX 10048 / FORT SMITH, ARKANSAS 72917-0048 / 479-785-6000

ARKANSAS BEST

CORPORATION

Important Notice Regarding the Availability of Proxy
Materials for the Stockholder Meeting

To Be Held on April 23, 2014

The Proxy Statement, proxy card and 2013 Annual Report on Form 10-K to stockholders are available at www.arkbest.com.

The 2014 Annual Meeting of Stockholders of Arkansas Best Corporation (the “Company”) will be held on Wednesday, April 23, 2014 at 8:00 a.m. (CDT) at the principal offices of the Company located at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. To obtain directions to attend the Annual Meeting and to vote in person, contact the Company’s Investor Relations Department at toll-free telephone number 800-961-9744, email address invrel@arkbest.com or through the Company website www.arkbest.com.

The matters intended to be acted upon at the Annual Meeting are:

I.	Election of nine directors for a one-year term to expire at the 2015 Annual Meeting of Stockholders;

John W. Alden

Fred A. Allardyce

William M. Legg

Judy R. McReynolds

John H. Morris

Craig E. Philip

Steven L. Spinner

Janice E. Stipp

Robert A. Young III

II.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014;

III.	Advisory vote on executive compensation;

IV.	Approval of the Second Amendment to the 2005 Ownership Incentive Plan;

V.	Approval of Material Plan Terms of the 2005 Ownership Incentive Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

VI.	Consideration of such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board, “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014, “FOR” the approval of the compensation of the Company’s Named Executive Officers, “FOR” approval of a Second Amendment to the 2005 Ownership Incentive Plan and “FOR” the approval of the material terms of the 2005 Ownership Incentive Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

The following proxy materials are being made available at the website location specified above:

•                  The Proxy Statement for the 2014 Annual Meeting of Stockholders

•                  The 2013 Annual Report on Form 10-K

•                  The form of proxy card being distributed to stockholders in connection with the 2014 Annual Meeting of Stockholders

ARKANSAS BEST

CORPORATION

Proxy Statement

This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation (“ABC” or the “Company”) in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the “Board”) to be voted at the Company’s Annual Meeting of Stockholders (the “2014 Annual Meeting”) to be held on April 23, 2014 at 8:00 a.m. (CDT) at the principal offices of the Company for the purposes set forth in this Proxy Statement. This Proxy Statement, the Notice of Annual Meeting, the related proxy card, and the 2013 Annual Report on Form 10-K to Stockholders are being mailed to stockholders beginning on or about March 19, 2014. ABC’s principal place of business is at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479-785-6000.

Record Date

The Board has fixed the close of business on February 24, 2014 as the record date for the 2014 Annual Meeting. Only stockholders of record on that date are entitled to vote at the meeting in person or by proxy.

Proxies

Registered stockholders may vote their shares of the Company’s common stock by proxy or in person at the meeting. To vote by proxy, registered stockholders must either: (i) visit the website designated on the proxy card to submit their proxy on the Internet; (ii) call the toll-free number set forth on the proxy card to submit their proxy telephonically; or (iii) mail their signed and dated proxy card in the envelope provided. Beneficial stockholders should follow the instructions that they receive from their bank, broker or other nominee to have their shares voted.

The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. Upon receipt by the Company of either a submitted Internet or telephone vote or a properly signed and dated proxy card, the shares represented thereby will be voted in accordance with the stockholder’s instructions. If a stockholder does not vote either by Internet, telephone or returning a signed proxy card, his or her shares cannot be voted by proxy. Stockholders voting by returning a paper proxy card are urged to mark the ovals on the proxy card to show how their shares are to be voted. If a stockholder returns a signed proxy card without marking the ovals, the shares represented by the proxy card will be voted as recommended by the Board herein and in the proxy card. The proxy also confers discretionary authority to the proxy holders to vote on any other matter not presently known to the Company that may properly come before the meeting.

Registered stockholders may revoke their proxy at any time before the shares are voted at the 2014 Annual Meeting by: (i) timely submitting a proxy with new voting instructions, using the Internet or telephone voting system; (ii) voting in person at the 2014 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not revoke any previously submitted proxy; (iii) timely delivery of a valid, duly executed proxy card bearing a later date; or (iv) delivery of written notice of revocation to the Corporate Secretary of the Company at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, by 5:00 p.m. (CDT), on or before April 22, 2014. Beneficial stockholders may change their votes by submitting new voting instructions to their bank, broker or other nominee in accordance with that entity’s procedures.

Voting Shares

On the record date, there were 25,868,155 shares of the Company’s common stock outstanding and entitled to vote (“Common Stock”). Each share of Common Stock is entitled to one vote. Cumulative voting is not allowed. The holders in person or by proxy of a majority of the total number of shares of Common Stock shall constitute a quorum for purposes of the 2014 Annual Meeting. If stockholders holding the number of shares of Common Stock necessary for a quorum shall fail to be present in person or by proxy at the time and place fixed for any meeting, the holders of a majority of the shares entitled to vote who are represented in person or by proxy may adjourn the meeting from time to time, until a quorum is present, and at any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Votes are tabulated by the inspector of elections, Wells Fargo Bank, N.A.

If you hold your shares in “street name,” you will receive instructions from your broker or other nominees describing how to vote your shares. If you do not instruct your brokers or nominees how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange. For Proposal II (Ratification of Appointment of Independent Registered Public Accounting Firm) to be voted on at the annual meeting, brokers and other nominees will have discretionary authority in the absence of timely instructions from you.

For Proposal I (Election of Directors), Proposal III (Advisory Vote on Executive Compensation), Proposal IV (Approval of the Second Amendment to the 2005 Ownership Incentive Plan) and Proposal V (Approval of the Material Plan Terms of the 2005 Ownership Incentive Plan, as Amended, for Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code) to be voted on at the 2014 Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. If you do not give timely instructions to the broker or other nominee on how that broker or nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to Proposal I, Proposal III, Proposal IV and Proposal V.

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.

Election of Directors. The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Other Matters.  The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter.

Proposal II.  With respect to Proposal II, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal.

Proposal III.  With respect to Proposal III, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal III, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved. Proposal III is a non-binding advisory vote. However, the Board and the Compensation Committee will consider the outcome of the vote on Proposal III when considering future executive compensation decisions.

Proposal IV.  With respect to Proposal IV, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal IV, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved.

Proposal V. With respect to Proposal V, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” such proposal. For purposes of Proposal V, broker non-votes are not treated as entitled to vote and, therefore, are not counted for purposes of determining whether a majority has been achieved.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the director nominees; for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014; for the approval, on an advisory basis, of the compensation of the Company’s Named Officers (as defined in the “Compensation Discussion and Analysis”); for the approval of the Second Amendment to 2005 Ownership Incentive Plan; and for the approval of the material plan terms of the 2005 Ownership Incentive Plan.

Proposal I. Election of Directors

The Board of Directors recommends a vote “FOR” Proposal I.

The Board has designated John W. Alden, Fred A. Allardyce, William M. Legg, Judy R. McReynolds, John H. Morris, Craig E. Philip, Steven L. Spinner, Janice E. Stipp and Robert A. Young III as nominees for election as Directors of the Company at the Annual Meeting (each a “Nominee”). Each Nominee is currently a Director of the Company. If elected, each Nominee will serve until the expiration of his/her term at the Annual Meeting in 2015 or until his/her earlier death, resignation or removal from office.

Each Nominee has indicated his/her willingness to serve as a member of the Board, if elected. If, for any reason not presently known, any of Messrs. Alden, Allardyce, Legg, Morris, Philip, Spinner or Young or Ms. McReynolds or Stipp are unable or unwilling to serve if elected, your proxy card may be voted for the election in his/her stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the Nominee.

The Company’s bylaws provide that directors are elected by a plurality of the votes cast by stockholders, in person or by proxy, at a meeting at which a quorum is present. The Company’s bylaws, while not changing the requirement for a plurality vote in the election of directors, require additionally that any director in an uncontested election who does not receive the affirmative vote of a majority of the votes cast must promptly tender his or her resignation to the Board following certification of the stockholder vote. For this purpose, “majority of the votes cast” means the number of FOR votes equals or exceeds the number of WITHHOLD votes, and “votes cast” include only FOR and WITHHOLD votes. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. The Nominating/Corporate Governance Committee will consider any resignation tendered under this policy and recommend to the Board whether to accept or reject it, and the Board will act on such resignation, taking into account the Nominating/Corporate Governance Committee’s recommendation, within 90 days following the certification of the election results. The Nominating/Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including, without limitation, any reasons given by stockholders for their WITHHOLD votes, the qualifications of the director and his or her contributions to the Board and the Company. The Board will promptly disclose its decision to accept or reject the resignation and, if rejected, the reasons for doing so. If a director’s resignation is not accepted by the Board, then such director will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any remaining vacancy or decrease the size of the Board. The requirement that a director tender his or her resignation if he or she does not receive a majority of the votes cast does not apply in the case of a contested election where the number of nominees exceeds the number of directors to be elected.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy card will be voted for the election of each of the Nominees.

Directors of the Company

The following information relates to the Nominees named in “Proposal I. Election of Directors.” The information includes the publicly traded company directorships and certain other directorships held by each Director for the past five years and the specific experience, qualifications, attributes and skills that each Director possesses that led to the conclusion that the person should serve as a Director of the Company. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

Nominees for Election at the 2014 Annual Meeting, Term Will Expire at the 2015 Annual Meeting

JOHN W. ALDEN, age 72, has been a Director of the Company since May 2005. Mr. Alden retired as Vice Chairman of United Parcel Service of America, Inc. (“UPS”) in 2000. From 1988 until his retirement from UPS, he served as a Director of UPS. Mr. Alden worked for UPS for 35 years in various capacities. Currently, Mr. Alden is also a Director of Barnes Group, Inc., Dun & Bradstreet Corporation and Silgan Holdings, Inc.

Key Attributes, Experience and Skills

As Vice Chairman and Senior Vice President–Business Development of UPS, Mr. Alden led a global public transportation company and public company board. Through his 35 years at UPS, he gained expertise in the areas of sales and marketing, operations, customer service, management, senior management, business development and public company board strategic planning and oversight. Mr. Alden, Chairman of the Board’s Nominating/Corporate Governance Committee and member of the Board’s Compensation Committee, has served on seven boards over the past 20 years.

FRED A. ALLARDYCE, age 72, has been a Director of the Company and the Board’s Audit Committee Financial Expert since February 2004. Mr. Allardyce has been Chairman and Chief Executive Officer of Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. Advanced Breath Diagnostics is a development-stage medical diagnostic company and Monitor Instruments is a development-stage scientific instrument company. From 1977 through 1999, he was employed by American Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President–Medical Products from January 1998 until November 1999; Chief Financial Officer from 1992 to 1997; Controller from 1983 to 1991; and Assistant Controller from 1977 to 1982. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a B.A. in Economics from Yale University and an M.B.A. from the University of Chicago Graduate School of Business, where he was the recipient of the Institute of Professional Accountants Fellowship. Mr. Allardyce was Chairman in fiscal 1999–2000 of Financial Executives International, a 15,000-member organization of financial leaders.

Key Attributes, Experience and Skills

Mr. Allardyce has extensive accounting and auditing experience in public and private organizations and has a strong background in financial controls and reporting, financial management, financial analysis, acquisitions, entrepreneurship and investment banking, including finance and private equity. A former chief financial officer and controller of a public company, his skills also include preparing financial reports, maintaining internal controls and overseeing financial reporting. Mr. Allardyce is Chairman of the Board’s Audit Committee and is the Audit Committee’s Financial Expert.

WILLIAM M. LEGG, age 69, has been a Director of the Company since April 2002. He retired from Deutsche Banc Alex.Brown, an investment banking firm (“Alex.Brown”), as Managing Director, in 2002. During his 31 years at Alex.Brown, he served as Head of Alex.Brown’s Transportation Group and Co-Head of Alex.Brown & Sons, Inc.’s Corporate Finance Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises, J.B. Hunt, Swift, Old Dominion, CH Robinson and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, ARA Services, Transport Development Group and the Company. Mr. Legg earned a B.A. from Trinity College and an M.B.A from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

Key Attributes, Experience and Skills

Mr. Legg brings to the Board significant investment banking experience, including finance, private equity, mergers and acquisitions, capital structures and strategic planning. His contributions to the Board include in-depth knowledge of other transportation companies and industry subsets. His years in transportation-related finance bring valuable analytical transportation knowledge to the Board. Mr. Legg has experience in executive compensation, governance and director nomination matters. He is the Board’s Compensation Committee Chairman and is a member of the Board’s Nominating/Corporate Governance Committee.

JUDY R. MCREYNOLDS, age 51, has been a Director of the Company and President & Chief Executive Officer since January 1, 2010. She served as Senior Vice President–Chief Financial Officer and Treasurer from February 2006 through December 2009. She was Vice President–Controller of ABC from January 2000 until January 31, 2006. She previously served as the Controller of the Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997. Ms. McReynolds has been a member of the Board of Directors of OGE Energy Corp. since July 2011 and serves on its Compensation Committee and Nominating and Governance Committee. She has served on the Transportation Industry Council of the Federal Reserve Bank of St. Louis since June 2012.

Key Attributes, Experience and Skills

As the only member of the Company’s senior management who serves on the Board, Ms. McReynolds provides significant industry-specific experience and unique expertise with respect to both Arkansas Best Corporation and its transportation and logistics subsidiaries, resulting from a 16-year tenure with the Company and 24 years of financial experience in the less-than-truckload (“LTL”) and truckload trucking industry. Her experience as Chief Financial Officer, Certified Public Accountant, Controller, and currently as Chief Executive Officer, have contributed to the Board’s insights in LTL and truckload transportation knowledge, labor and pension matters, investment and corporate banking, financial analysis, strategic planning, appropriate capital structures and shareholder value.

JOHN H. MORRIS, age 70, has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris was affiliated with StoneCreek Capital, a private equity firm, from 1992 to 2008. Mr. Morris served as a Managing Director of Kelso & Company, Inc., a private equity firm, from March 1989 to March 1992, was a General Partner from 1987 to March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris was President of LBO Capital Corp. Previous work experience includes Booz, Allen and Hamilton; three years with the First National Bank of Atlanta and nine years with Touche Ross & Co., a predecessor of Deloitte and Touche, as a management consultant. After leaving Touche Ross, he joined Kelso & Company (“Kelso”), a boutique private equity firm in 1982. While with Kelso, he was responsible for several large buyouts, including Spectramed, IHOP, Arkansas Best Corporation, and Landstar Systems, and served on the committee that approved all Kelso acquisitions. Mr. Morris’s public board experience includes, in addition to Arkansas Best Corporation and Treadco, Inc., Spectramed, Inc. and Landstar Systems. Mr. Morris received a Bachelor of Industrial Engineering degree from Georgia Tech and an M.B.A. in Finance from Georgia State University. He received a CPA Certificate from the State of Georgia in 1974.

Key Attributes, Experience and Skills

Mr. Morris has extensive experience in mergers and acquisitions, including the analysis of acquisitions, private equity investing and business and financial structures. He has other public transportation company-related board service as described in the preceding paragraph. Knowledgeable in investment banking and LTL transportation, Mr. Morris has provided consulting services to companies for over 10 years and has been involved in more than 40 acquisitions through his roles at Kelso & Co. and StoneCreek Capital. Currently, a member of the ABC Board Nominating/Corporate Governance Committee and the Compensation Committee, Mr. Morris’s Board expertise also includes the area of executive and director compensation, corporate governance, director nominations and audit.

DR. CRAIG E. PHILIP, age 60, has been a Director of the Company since August 2011. Dr. Philip is Chief Executive Officer of Ingram Barge Company. He was President of Ingram Barge from 1994 until 1999 when he was named Chief Executive Officer. Dr. Philip began his transportation career with Conrail in 1980, working for Ingram Barge from 1982 until 1987 and serving as Vice President of the Intermodal Division of Southern Pacific Railroad before returning to Ingram Barge in 1991. He has held adjunct faculty positions at Princeton University and at Vanderbilt University. Dr. Philip holds Master’s and Doctorate degrees in Engineering from the Massachusetts Institute of Technology and an undergraduate degree in Civil Engineering from Princeton University.

Key Attributes, Experience and Skills

Dr. Philip’s career in the marine, rail and intermodal industries spans more than 30 years. He provides the Board with a unique blend of leadership experience in various modes of freight transportation, in combination with experience in industrial marketing and strategic planning. Dr. Philip currently serves on the Board’s Compensation Committee and Nominating/Corporate Governance Committee.

STEVEN L. SPINNER, age 54, has been a Director of the Company since July 2011. Mr. Spinner has been President and Chief Executive Officer and a member of the Board of Directors of United Natural Foods, Inc. (“UNFI”) since September 2008. Prior to joining UNFI in 2008, he was a Director and Chief Executive Officer of Performance Food Group Company (“PFG”) from October 2006 to May 2008 and PFG’s President and Chief Executive Officer from May 2005 to May 2008. He was the Senior Vice President and Chief Executive Officer of PFG’s Broadline Division (“Broadline”) from February 2002 to May 2005 and Division President of Broadline from August 2001 to February 2002.

Key Attributes, Experience and Skills

Mr. Spinner provides the insight and knowledge that comes from years of senior-level executive management, logistical experience and knowledge of network businesses. His background has given him extensive experience in the wholesale food distribution business, which includes overseeing the organic and acquisition growth of a food distribution company and directing the successful integration of the operational, organizational and technological aspects of two companies. Mr. Spinner brings valuable knowledge to the Board as an active CEO of a public company. Mr. Spinner currently serves on the Board’s Audit Committee.

JANICE E. STIPP, age 54, has been a Director of the Company since October 2012. Ms. Stipp is Executive Vice President, Chief Financial Officer and Treasurer of Tecumseh Products, a global manufacturer of compressors and condensing units for the commercial refrigeration market. She was named to this position in October 2011. Prior to that, she was Chief Financial Officer at Revestone Industries; Acument Global Technologies, a Platinum Equity portfolio company; and GDX Automotive, a Cerberus Equity portfolio company. She began her career in 1981 with Lear Siegler, working in corporate audit. From 1984 to 1999, she worked for General Motors in a variety of financial roles. She graduated from Michigan State University in 1981 with a B.A. in Accounting and received her CPA certification in 1983 and M.B.A from Wayne State University in 1987.

Key Attributes, Experience and Skills

Ms. Stipp has over 32 years of financial and accounting experience with a variety of industrial companies. For the past seven years, she has served as CFO of both public and private firms. She has a strong background in financial controls, auditing, financial management and accounting, acquisitions and treasury. She is experienced in corporate restructuring, having lead turnaround efforts at several of the private equity-sponsored firms where she worked. In addition to her CFO experience, she has also held the Corporate Controller position and has held several treasury-related positions. Given her years of senior-level executive management, she has extensive experience working with boards of directors at several firms. Ms. Stipp’s financial experience brings valuable knowledge to the Audit Committee.

ROBERT A. YOUNG III, age 73, has been a Director of the Company since 1970 and Chairman of the Board since July 2004. He was Chief Executive Officer of the Company from August 1988 until his retirement in January 2006. He was President of the Company from 1973 to 2004 and was Chief Operating Officer of the Company from 1973 to 1988. Mr. Young served as President of ABF Freight System, Inc., the Company’s largest subsidiary (“ABF Freight”), from 1979 to 1994. Between 1964 and 1973, he worked as Supervisor of Terminal Operations for ABF Freight; Vice President–General Manager of Data-Tronics Corp., a Company subsidiary; Senior Vice President–National Bank of Commerce of Dallas; and as Vice President, Finance and Executive Vice President of the Company. Mr. Young was a Director of Treadco, Inc. from June 1991 to June 1999. Treadco, Inc. was a publicly held company from 1991 to 1999. The Company owned more than 40% of the outstanding stock of Treadco, Inc. from 1991 to 1999, when the Company purchased all remaining outstanding stock via a tender offer. Substantially all operations of Treadco were disposed of in 2000.

Key Attributes, Experience and Skills

Serving the Company and ABF Freight in executive and Board positions over the past four decades, Mr. Young has become an acknowledged leader in transportation and finance. He was a member of the Board of the Federal Reserve Bank (“Reserve Board”) of St. Louis, Little Rock Branch, from July 2004 until his retirement from the Reserve Board on December 31, 2011. After 50 years in the trucking industry and 43 years on the Company’s Board, he provides strong leadership through his background in LTL transportation, mergers and acquisitions, investment banking, private equity, labor and personnel selection and evaluation.

Governance of the Company

Board Leadership Structure

The Company has separated the positions of Chairman of the Board and Chief Executive Officer. The Company believes this separation allows the individuals serving in these positions to effectively utilize their skills and time on behalf of the Company. Robert A. Young III, who brings more than 43 years of LTL transportation, finance and board experience to the Board, serves as nonemployee Chairman of the Board and leads the Board in its governance role. Judy R. McReynolds brings significant LTL and truckload experience to her day-to-day leadership role as Chief Executive Officer. For complete business biographical information on Mr. Young and Ms. McReynolds, see “Directors of the Company.” Because Mr. Young, as Chairman, qualifies as an independent director under NASDAQ requirements, the Company does not have a Lead Independent Director.

The business of the Company is managed under the direction of the Board. There are nine members of the Board. The three standing Board committees – the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee – are an integral part of the Board leadership structure. These committees, of which all members are independent Directors, are discussed below in more detail under “Committees of the Board.” The Company’s leadership structure includes an experienced management team, upon whose advice, reports and opinions the Board relies. The Board also relies on the advice of counsel, accountants, executive compensation consultants, auditors, strategic planning consultants and other expert advisors.

The size of the Board and the different types of corporate and transportation backgrounds of the members of the Board allow for timely, effective action in the rapidly evolving trucking industry. See “Key Attributes, Experience and Skills” for each Director under “Directors of the Company.”

A robust committee framework sustains the lines of communication among Directors and with management. Regularly scheduled management reports and presentations, based on operational, financial, legal and risk management aspects of the Company’s operations, provide vital information to the Board. Directors have complete access to the Chief Executive Officer and other members of senior management.

The Board meets on a regularly scheduled basis six times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2013. During 2013, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he/she was a Director. The Nominating/Corporate Governance Committee has determined that a majority of the members of the Board are independent pursuant to applicable NASDAQ independence standards. Independent Directors are Messrs. Alden, Allardyce, Legg, Morris, Philip, Spinner, and Young and Ms. Stipp. Independent Directors met in executive session four times in 2013.

It is the Company’s policy that all members of its Board attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. Seven of the nine members of the Board at the time of the 2013 Annual Meeting attended the 2013 Annual Meeting.

Board’s Role in Risk Oversight

The Board believes that the current management structure facilitates risk oversight by combining experienced leadership with independent review by the Board and its committees. Potential risk factors that are monitored through this structure include financial, operational, technological, disaster, environmental, cyberspace, legal and regulatory, fraud/corruption, employment practices, executive compensation, reputational and legislative areas. Risk factors may present themselves on any of the multiple levels of the Company. The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

The Audit Committee directly oversees risk management relating to financial reporting and public disclosure and the steps management has taken to monitor and control those exposures. In addition, the Audit Committee is responsible for the oversight of general financial risk matters. The Audit Committee meets regularly with financial management, including the Chief Financial Officer and the Vice President–Controller, as well as our external auditors and our Chief Audit Executive. In addition, the Company’s Risk Management Committee, which consists of several members of senior management, provides periodic reports to the Audit Committee of its activities in various risk management areas, and the Chairman of the Company’s Risk Management Committee makes presentations to the Audit Committee from time to time regarding various risk or potential risk matters. The Audit Committee also requests and receives from time to time presentations regarding other potential risk areas, including those related to information technology.

The Compensation Committee is responsible for oversight of risk for the Company’s compensation policies and practices for all employees. Management has evaluated the Company’s compensation policies and practices for all employees, including the Named Executive Officers (listed in “Compensation, Discussion & Analysis”) and non-executive officers. The evaluation included consideration of whether any of the Company’s compensation policies and practices, including incentive plans, create risks that are reasonably likely to have a material adverse effect on the Company. The primary responsibility for the Company’s evaluation was assigned to the Company’s Risk Management Committee, which includes as its members the Vice President responsible for the Risk Management Department, the Vice President–General Counsel, the Senior Vice President–Chief Financial Officer & Chief Information Officer, the Senior Vice President–Tax and Chief Audit Executive, Senior Vice President–Enterprise Customer Solutions and the Vice President–Controller, as well as other officers. Based on management’s evaluation, including the specific process completed by the Company’s Risk Management Committee, management concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management’s evaluation, including the conclusions reached by the Company’s Risk Management Committee, was discussed with the Compensation Committee.

The information used by management and the Company’s Risk Management Committee and provided to the Compensation Committee included a framework of potential risk factors for certain compensation plans and identified how the Company’s existing processes and compensation programs mitigate those risks. Mitigating factors for potential risks identified included:

•                  a combination of short- and long-term compensation;

•                  a combination of equity- and cash-based compensation;

•                  multiple performance metrics;

•                  relative performance metric;

•                  robust financial control policies and audit practices;

•                  caps for potential amounts earned under annual and long-term incentive plans;

•                  clawback policy;

•                  no hedging transactions or pledging of shares;

•                  five-year cliff vesting periods for equity awards;

•                  stock ownership requirements for senior officers;

•                  approval of performance criteria, as well as performance results by the Compensation Committee that consists of only independent Directors; and

•                  review of peer groups by an independent compensation consultant and the Compensation Committee.

The most recent management evaluation was provided to the Compensation Committee in January 2014. Based on the information provided and the Compensation Committee’s knowledge of the compensation policies and practices of the Company, the Compensation Committee concluded that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Nominating/Corporate Governance Committee is responsible for overseeing risks associated with corporate governance and reviews corporate governance matters at least once a year. In connection with this responsibility, the Nominating/Corporate Governance Committee annually reviews the Company’s Corporate Governance Guidelines and their implementation.

Committees of the Board

The Board has established Audit, Compensation, and Nominating/Corporate Governance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members, and the number of meetings held during 2013 are described below.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter are: (i) assisting the Board in overseeing matters involving the accounting, auditing, financial reporting and internal control functions of the Company; (ii) being directly responsible for the appointment, termination and oversight of the independent registered public accounting firm for the Company; (iii) responsibility for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (iv) implementing the Company’s policy regarding the review and approval of any “related person transaction” as required pursuant to Securities and Exchange Commission (“SEC”) Regulation S-K, Item 404. Pursuant to the Audit Committee Charter, the Audit Committee reviews, approves or ratifies all related person transaction issues brought to its attention. Annually, as part of the Company’s proxy preparation, all Directors and executive officers who are subject to related person transaction disclosure are instructed to report in writing any such transactions to the Company; and further, they are reminded of their obligation to report to the Company any such transactions that may be planned or subsequently occur.

Messrs. Allardyce (Chair) and Spinner and Ms. Stipp are currently members of the Audit Committee. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets all applicable SEC and NASDAQ independence standards. Mr. Allardyce is the Board-designated “Audit Committee Financial Expert.” The Audit Committee met seven times during 2013. The Audit Committee Charter is posted in the Corporate Governance section of the Company website, www.arkbest.com.

Compensation Committee. The Compensation Committee is responsible for reviewing and approving executive management compensation. The Compensation Committee’s current members are Messrs. Legg (Chair), Alden, Morris and Philip. The Nominating/Corporate Governance Committee has determined that each member of the Compensation Committee meets applicable NASDAQ independence standards and Internal Revenue Code (“IRC”) Section 162(m) nonemployee director requirements. The Compensation Committee met six times in 2013. The Compensation Committee Charter is posted in the Corporate Governance section of the Company website, www.arkbest.com.

The Board has designated the Compensation Committee to also serve as the Stock Compensation Committee for the Company’s stock compensation plans. The Compensation Committee also has authority to make and administer awards under the 2005 Ownership Incentive Plan.

The Compensation Committee has determined and reviewed the value and forms of compensation for Named Executive Officers and other officers based on the Compensation Committee members’ knowledge and experience; competitive proxy and market compensation information; periodic review and analysis from an independent compensation consultant retained by, and which reports directly to, the Compensation Committee; and management recommendations.

The Compensation Committee directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consulting firm in 2013. Meridian reviewed executive compensation practices, including executive compensation design issues, market trends, and technical considerations and provided ongoing consulting assistance to the Compensation Committee throughout the year. Other than executive and director compensation consulting to the Board, Compensation Committee or Nominating/Corporate Governance Committee, Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian under the SEC rules and concluded that Meridian’s work for the Compensation Committee does not raise any conflict of interest.

The Compensation Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Compensation Committee has the final authority to hire and terminate the consultant and evaluates the consultant periodically. The Compensation Committee also approves the fees paid to its independent compensation consultant.

The Compensation Committee may not and does not delegate its authority to review and determine the forms and values of the various elements of compensation for Named Executive Officers. The Compensation Committee does delegate to Company management the implementation and record-keeping functions related to the various elements of compensation it has approved.

Nominating/Corporate Governance Committee. The current members of the Nominating/Corporate Governance Committee are Messrs. Alden (Chair), Legg, Morris and Philip. The Nominating/Corporate Governance Committee has determined that each member of the committee is independent, as defined in applicable NASDAQ independence standards. The Nominating/Corporate Governance Committee’s responsibilities include: (i) identifying individuals believed to be qualified to become Directors and to select and recommend to the Board for its approval the nominees to stand for election as Directors by the stockholders or, if applicable, to be appointed to fill vacancies on the Board; (ii) determining appropriate compensation for Directors; (iii) recommending any changes regarding size, structure, composition, processes and practices of the Board; (iv) reviewing the independence of Directors and assessing whether members are meeting the applicable independence standards required to serve on the various Board committees; (v) reviewing the Company’s corporate governance standards; and (vi) making recommendations regarding succession planning for the Chief Executive Officer of the Company. Meridian consults with the Nominating/Corporate Governance Committee regarding the value and forms of compensation for Directors. The Nominating/Corporate Governance Committee held four meetings in 2013. The Nominating/Corporate Governance Charter is posted on the Corporate Governance section of the Company website, www.arkbest.com.

In recommending nominees for the Board, the Nominating/Corporate Governance Committee considers any specific criteria the Board may request from time to time and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are particularly relevant to the Company’s current or future business plans, financial expertise, the interplay of the candidate’s experience with the experience of the other Directors, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues and the extent to which, in the Nominating/Corporate Governance Committee’s opinion, the candidate would be a desirable addition to the Board.

Diversity is taken into account when determining how the candidates’ qualities and attributes would complement the other Directors’ backgrounds. Type of advanced studies and certification, type of industry or aspect of transportation experience, area of corporate experience and gender, among other factors, are taken into consideration. The Nominating/Corporate Governance Committee believes that the different business and educational backgrounds of the Directors of the Board contribute to the overall insight necessary to evaluate matters coming before the Board. The Nominating/Corporate Governance Committee implements its policy of considering a range of candidates by including diversity aspects in its analysis of candidates’ qualifications. A listing of current Directors’ and potential candidates’ qualifications and attributes is periodically discussed in Nominating/Corporate Governance Committee meetings. In these discussions, the effectiveness of this methodology is addressed.

There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board may vary in light of its composition and the Nominating/Corporate Governance Committee’s perceptions about future issues and needs.

The Nominating/Corporate Governance Committee may draw upon individuals known by members of the Board, and at the Nominating/Corporate Governance Committee’s discretion, candidates recommended by management or third parties engaged by the Nominating/Corporate Governance Committee to assist it in identifying appropriate candidates.

The Nominating/Corporate Governance Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating/Corporate Governance Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating/Corporate Governance Committee considers director candidates submitted by stockholders that follow the procedure set forth in the following Stockholder Director Nomination Procedure, in accordance with the Company’s bylaws:

Any stockholder entitled to vote at an annual meeting of stockholders and intending to recommend candidate(s) for nomination for director at that meeting must submit a written stockholder notice to the Company. The information required to be included in a stockholder notice nominating a candidate for the Board is set forth in detail in the Company’s bylaws and includes the following information: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, and (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies relating to the election of directors in a contested election; and (2) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person required to be disclosed in a proxy statement relating to the election of directors in a contested election, (b) such person’s written consent to being named in the proxy statement and to serving as a director if elected, and (c) a description of all direct and indirect compensation and other material monetary agreements during the past three years between the stockholder and Stockholder Associated Person and their affiliates and the proposed nominee and his or her other affiliates. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

Additionally, for a candidate to be eligible to be a nominee for election as director, the candidate must deliver to the Corporate Secretary a written response to a questionnaire with respect to candidate’s background and qualifications and a written representation and agreement. Such stockholder notice and candidate questionnaire and representation and agreement must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not earlier than 120 days and not later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders: provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 100th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. For information regarding the required information in the stockholder notice and the candidate’s questionnaire and representation and agreement, contact the Corporate Secretary’s office at info@arkbest.com or at 479-785-6000.

Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee is responsible for confidentially receiving, retaining and considering any report pursuant to SEC Rule 205 by an attorney representing the Company. The Audit Committee serves as the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee Charter is posted in the Corporate Governance section of the Company website, www.arkbest.com.

Corporate Governance Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines and a Code of Conduct. The full text of both documents is posted in the Corporate Governance section of the Company website, www.arkbest.com.

The Company’s Code of Conduct applies to all of its Directors, officers (including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller, and any person performing similar functions) and employees. The Company intends to post on its website any amendment to, or waiver from, a provision of the Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Controller or persons performing similar functions and that relates to any of the following elements of the Code of Conduct: honest and ethical conduct; disclosure in reports or documents filed with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the Code of Conduct.

Director Compensation

The Nominating/Corporate Governance Committee is responsible for reviewing and awarding compensation to the Directors. The Nominating/Corporate Governance Committee sets the levels and forms of Director compensation based on its experience, review of the compensation paid to directors of comparable publicly traded companies and the advice of its independent compensation consultant. The Nominating/Corporate Governance Committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board.

Cash Compensation

For the fiscal year ended December 31, 2013, the standard cash compensation arrangement for Non-Employee Directors was as follows:

Annual Retainers
Board Chair	$100,000
Members	$40,000
Audit Committee Chair	$7,500
Other Committee Chair	$5,000

Daily Meeting Fees
Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day

Effective February 1, 2014, the standard cash compensation arrangement for Non-Employee Directors is as follows. The previous retainer amounts had been in place since 2002.

Annual Retainers
Board Chair	$100,000
Members	$50,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$12,000
Nominating/Corporate Governance Committee Chair	$8,000

Daily Meeting Fees
Board Meeting	$1,500 per day
Committee Meeting	$1,500 per day

Retainers are cumulative, i.e., each Director who is (i) a Non-Employee and (ii) not the Board Chair, receives a “Member Retainer” plus the appropriate retainer fee for any other positions he holds.

Only one daily meeting fee is paid in the event of multiple meetings held on the same day.

Equity-Based Awards

The policy for granting equity awards states that the Nominating/Corporate Governance Committee is responsible for granting all equity compensation to Non-Employee Directors. Under the terms of this policy, the effective date of an equity award will be the date which is five business days following the Company’s applicable quarterly earnings release.

The restricted stock unit (“RSU”) awards to Non-Employee Directors provide for three-year cliff vesting. All of the RSU awards are subject to accelerated vesting due to death, disability or change in control of the Company. Accelerated vesting for RSUs also occurs upon attainment of normal retirement age (age 65 with five years of service with the Company). Messrs. Alden, Allardyce, Legg, Morris, and Young are currently eligible for normal retirement. Upon early retirement (three years of service as a Director), a Director is eligible for accelerated vesting of a pro rata number of shares based on the number of whole months since the award date. Vested RSU awards are paid in shares, unless deferred under the provisions of the plan, on the earlier to occur of (i) the normal vesting date applicable to the award or (ii) the Director’s termination of service with the Company.

Stock Ownership Policy. The Nominating/Corporate Governance Committee believes that the Directors of the Company should maintain a level of equity holdings in the Company that will further align the interests of Directors with the Company’s stockholders. The Board adopted a Stock Ownership Policy for Directors, which was effective January 1, 2008. Under this policy, Directors must own shares equal to six times their annual retainer. No Director covered by the policy is permitted to sell any shares of Company stock until such time as the Director satisfies the stock ownership requirement. Restricted stock, RSUs and stock owned outright count toward the Company’s Stock Ownership Policy requirements. However, RSUs are not reflected as shares beneficially owned in the “Principal Stockholders and Management Ownership” table unless (i) the award is scheduled to vest within 60 days of the measurement date, (ii) the award is fully vested but deferred (and payable on a separation from service with the Company), or (iii) the award (or a portion of the award) is vested either due to the Director’s eligibility for retirement or early retirement pursuant to the award agreement under which the RSU was granted.

The Nominating/Corporate Governance Committee monitors ownership levels annually. As of the review completed in 2013, all of the Directors have met their ownership requirements except for Ms. Stipp who became a member of the Board in 2012.

Clawback Policy. The Committee has implemented a policy for the “clawback” of any equity awards granted to a Director whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board will, to the full extent permitted by governing law, in appropriate cases, effect the cancellation of unvested restricted or deferred stock awards previously granted to the Director if (a) the amount of the equity award was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement, (b) the Director engaged in intentional misconduct that caused or partially caused the need for the restatement and (c) the amount of the equity award that would have been awarded to the Director had the results been properly reported would have been lower than the amount actually awarded.

2013 Director Compensation Table

The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2013.

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2, 3)	All Other Compensation	Total
John W. Alden(5)	$ 61,500	$ 101,232	$ –	$ 162,732
Fred A. Allardyce(5)	64,000	101,232	–	165,232
William M. Legg(5)	61,500	101,232	–	162,732
John H. Morris	55,000	101,232	–	156,232
Craig E. Philip	56,500	101,232	–	157,732
Steven L. Spinner	58,000	101,232	–	159,232
Janice E. Stipp	58,000	101,232	–	159,232
Robert A. Young III	109,000	101,232	67,408(4)	277,640

(1)          Judy R. McReynolds, the President and Chief Executive Officer of the Company, is not included in this table since she is an employee of the Company and thus received no compensation for her service as a Director. The compensation received by Ms. McReynolds as an officer of the Company is shown in the Summary Compensation Table on page 40.

(2)          Reflects the aggregate grant date fair value made during 2013 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly Statement of Financial Accounting Standards No. 123R) (“FASB ASC Topic 718”), determined without regard to estimated forfeitures. Messrs. Alden, Allardyce, Legg, Morris, Philip, Spinner, Stipp and Young received an award of 3,700 RSUs under the 2005 Ownership Incentive Plan on November 1, 2013 (computed using the closing price of $27.36 per share on such date). See Note L to the consolidated financial statements in the Company’s 2013 Annual Report on Form 10-K for additional detail on share-based compensation. Dividends are paid on RSUs at the same rate and at the same time as the dividends paid to stockholders.

(3)          As of December 31, 2013, none of the Non-Employee Directors held any stock options and each Non-Employee Director had the following aggregate number of RSUs outstanding, although only the value of the 2013 RSU award is provided in the Stock Awards column.

	Alden	Allardyce*	Legg	Morris*	Philip	Spinner	Stipp	Young
Vested but subject to transfer restrictions	13,100	21,900	13,100	17,500	–	–	–	13,100
Unvested	–	–	–	–	13,700	13,500	8,700	–
Total RSUs Outstanding	13,100	21,900	13,100	17,500	13,700	13,500	8,700	13,100

*Messrs. Allardyce and Morris elected to defer their 2009 RSU award of 4,400 RSUs until their termination from Board service. Mr. Allardyce elected to defer his 2010 RSU award of 4,400 RSUs until termination from Board service. All deferral elections must be made in the year prior to the year the award is granted.

(4)          For purposes of the column titled “All Other Compensation,” for 2013 Mr. Young’s amount consists of the following:

Young
Perquisites(i)	$51,515
Gross-ups(i)	5,966
Executive medical premiums(ii)	9,927
Total	$67,408

(i)

Mr. Young’s perquisites include: (a) spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying him on the Company’s corporate aircraft, (b) personal use of an administrative assistant, (c) infrequent personal use of a lodging facility and related hunting property owned by the Company for business entertainment purposes and (d) a Christmas gift from the Company (the Company also provides a Christmas gift to each of the other Board members). It is estimated that 40% of Mr. Young’s administrative assistant’s time is spent on his personal business, and the incremental cost associated with that personal use is estimated to be $35,592. This value is calculated by adding together 40% of the administrative assistant’s salary, 401(k) match, pension accrual and health and welfare cost for 2013. Mr. Young retains an office at the Company’s corporate office.

(ii)

Because Mr. Young is a former officer of the Company, he and his spouse participate in the Company’s fully insured third-party executive medical plan that is provided for life upon retirement. The Company pays the majority of the premium amount for this coverage. The amount shown is total premiums paid by the Company for coverage during 2013.

(5)          Committee Chairpersons: Mr. Allardyce, Audit Committee and Qualified Legal Compliance Committee; Mr. Legg, Compensation Committee; and Mr. Alden, Nominating/Corporate Governance Committee.

Principal Stockholders and Management Ownership

The following table sets forth certain information concerning beneficial ownership of the Common Stock as of February 24, 2014 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Director and Named Executive Officer of the Company or ABF Freight, the Company’s largest subsidiary, who is listed in the Summary Compensation Table (collectively “Named Executive Officers”), and Director nominees; and (iii) all Directors and executive officers as a group.

Unless otherwise indicated, to the Company’s knowledge, the persons included in the tables below have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes RSUs that are (i) scheduled to vest within 60 days after February 24, 2014, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) the award (or a portion of the award) is vested but unsettled either due to the Director’s or Named Executive Officer’s eligibility for retirement or early retirement pursuant to the award agreement under which the award was granted. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. On February 24, 2014, there were 25,868,155 shares of Common Stock outstanding.

		Shares	Percentage
		Beneficially	of Shares
		Owned	Outstanding
(i) Name / Address

BlackRock, Inc.(1)		2,294,541	8.87%
40 East 52nd Street, New York, NY 10022

Dimensional Fund Advisors LP(2)		2,185,129	8.45%
Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746

The Vanguard Group, Inc.(3)		1,526,515	5.90%
100 Vanguard Blvd., Malvern, PA 19355

State of Wisconsin Investment Board(4)
121 East Wilson Street, Madison, WI 53703		1,459,180	5.64%

(ii) Name	Position

Robert A. Young III(5, 7)	Chairman of the Board (also a Director Nominee)	1,207,903	4. 67%
John W. Alden(5, 8)	Director (also a Director Nominee)	31,000	*
Fred A. Allardyce(5, 6)	Director (also a Director Nominee)	35,500	*
William M. Legg(5)	Director (also a Director Nominee)	35,500	*
Judy R. McReynolds(5, 9)	Director and President–CEO (also a Director Nominee)	25,117	*
John H. Morris(5, 6)	Director (also a Director Nominee)	17,500	*
Craig E. Phillip(5)	Director (also a Director Nominee)	–	*
Steven L. Spinner(5)	Director (also a Director Nominee)	–	*
Janice E. Stipp(5)	Director (also a Director Nominee)	–	*
Jim A. Ingram(5)	Sr. VP–Strategy and ABF Logistics President	–	*
James W. Keenan(5, 10)	Sr. VP–Enterprise Customer Solutions	39,059	*
Michael E. Newcity(5)	Sr. Vice President–CFO and CIO	1,642	*
Roy M. Slagle(5, 11)	ABF Freight President–CEO	35,796	*

(iii) All Current Directors and Executive Officers as a Group (19 total)(12)		1,555,680	5.97%
*Less than 1%

(1)

Based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 28, 2014, BlackRock, Inc. has sole voting power with respect to 2,188,616 shares and sole dispositive power with respect to 2,294,541 shares.

(2)

Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 10, 2014, Dimensional Fund Advisors LP beneficially owns 2,185,129 shares of Common Stock and has sole voting power with respect to 2,118,765 shares and sole dispositive power with respect to 2,185,129 shares.

(3)

Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 11, 2014, Vanguard has sole voting power with respect to 41,600 shares of Common Stock, shared voting power with respect to 0 shares of Common Stock, sole dispositive power with respect to 1,487,415 shares of Common Stock and shared dispositive power with respect to 39,100 shares of Common Stock.

(4)

Based on information contained in Schedule 13G filed with the SEC by the State of Wisconsin Investment Board on January 28, 2014, the State of Wisconsin Investment Board has sole voting and sole dispositive power with respect to 1,459,180 shares of Common Stock.

(5)

Includes RSUs, that are (i) scheduled to vest within 60 days after February 24, 2014, (ii) vested but deferred (and payable on a separation from service with the Company), or (iii) the award (or a portion of the award) is vested but unsettled either due to the Director’s or Named Executive Officer’s eligibility for retirement or early retirement pursuant to the award agreement under which the award was granted as follows:

As of February 24, 2014
Young	13,100
Alden	13,100
Allardyce	21,900
Legg	13,100
McReynolds	–
Morris	17,500
Philip	–
Spinner	–
Stipp	–
Ingram	–
Keenan	20,285
Newcity	–
Slagle	23,600

(6)

Includes RSUs which are vested and deferred. Messrs. Allardyce and Morris elected to defer their 2009 RSU award of 4,400 RSUs until their termination from Board service. Mr. Allardyce also elected to defer his 2010 RSU award of 4,400 RSUs. All deferral elections must be made in the year prior to the year the award is granted. RSUs were granted under the Company’s 2005 Ownership Incentive Plan.

(7)

Includes 941,785 shares of Common Stock held by the Robert A. Young III 2008 Trust and 14,556 shares of Common Stock held by Cross Creek Management Co. of which Mr. Young is director and President. Mr. Young has sole voting and investment power over these shares.

(8)	Includes 17,900 shares of Common Stock held by the John W. Alden Trust, of which Mr. Alden is trustee.

(9)	Includes 25,117 shares of Common Stock held by the McReynolds 2005 Joint Trust, of which Ms. McReynolds is co-trustee.

(10)	Includes 9,486 shares held by Mr. Keenan in the Arkansas Best 401(k) and DC Retirement Plan.

(11)	Includes 12,196 shares of Common Stock held by the Roy M. Slagle Living Trust, of which Mr. Slagle is trustee.

(12)

Includes 13,200 that are vested and deferred and 170,655 that will vest in 60 days or are vested either due to the Director’s or Named Executive Officer’s eligibility for retirement or early retirement pursuant to the terms of the Company’s 2005 Ownership Incentive Plan.

Executive Officers of the Company

The following information sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and ABF Freight, the Company’s largest subsidiary. The executive officers, including the Named Executive Officers, serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see “Principal Stockholders and Management Ownership” on page 21. There are no family relationships among Directors and executive officers of the Company or its subsidiaries.

JUDY R. MCREYNOLDS, age 51, is President & Chief Executive Officer and a Director of the Board. See previous description under “Directors of the Company.”

ROY M. SLAGLE, age 60, has been ABF Freight’s President & Chief Executive Officer since January 1, 2012. Mr. Slagle was Senior Vice President–Sales and Marketing of ABF Freight from February 2006 through December 2011, Vice President–Administration and Treasurer for ABF Freight from January 2000 through January 2006 and Vice President and Treasurer for ABF Freight from 1995 to 2000. He was a Regional Vice President of Sales for ABF Freight from 1989 to 1995. Between 1976 and 1989, Mr. Slagle served ABF Freight as Operations Supervisor at the Dayton, Ohio terminal; Operations Manager at the Dayton terminal; Branch Manager at the Cincinnati, Ohio terminal; Branch Manager at the Carlisle, Pennsylvania terminal; and Regional Training Specialist at the Dayton terminal.

MICHAEL E. NEWCITY, age 44, has been Senior Vice President, Chief Financial Officer & Chief Information Officer since August 2013 and prior to that had been Vice President–Chief Financial Officer for the Company from June 1, 2010 until July 2013. He previously served as Director–Economic Analysis for the Company from November 2007 through May 2010, and prior to that he had served as Director–E-Systems and Emerging Technologies for ABF Freight from November 2005 through October 2007.  In these capacities, Mr. Newcity led the group that provides critical analysis on topics including costing and profitability methods, incentive plans, metrics and forecasting, as well as the development and implementation of internal management systems. From January 2000 through October 2005, Mr. Newcity held several managerial positions with ABF Freight that spanned marketing, information technology and business development. He began his career with the Company in 1993 at its subsidiary, Data-Tronics Corp., leading the Company’s e-commerce development initiatives through December 1999. Mr. Newcity holds an M.B.A from the Walton College at the University of Arkansas.

J. LAVON MORTON, age 63, has been Senior Vice President–Tax and Chief Audit Executive since January 1, 2010. He served as the Company’s Vice President–Tax and Chief Internal Auditor from January 2000 through December 2009. From May 1997 to December 1999, Mr. Morton was the Company’s Vice President–Financial Reporting. Mr. Morton joined the Company as Assistant Treasurer in December 1996. From 1972 through November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr. Morton was a Partner in Ernst & Young LLP from October 1984 through November 1996. From January 2003 to October 2005, Mr. Morton was a Director and a designated Audit Committee Financial Expert of BEI Technologies, Inc. BEI was purchased by Schneider Electric in October 2005. Mr. Morton is currently Chairman of the Tax Policy Committee of the American Trucking Associations (ATA) and a member of the Board of Directors of the ATA. He previously served as Chairman of ATA’s Tax Policy Committee and was a member of the ATA Board of Directors from October 2004 to October 2007. Mr. Morton is a Certified Public Accountant. Mr. Morton has an undergraduate degree in Accounting from the University of Central Arkansas and a Master of Taxation degree from the University of Tulsa.

JIM A. INGRAM, age 46, has been President of ABF Logistics, Inc. (“ABF Logistics”), a subsidiary of the Company, since August 2013. For ABC, he was Senior Vice President–Strategy from November 2011 through January 2014, Vice President–Strategic Development from April 2010 through October 2011, and Vice President–Market Development from January 2008 to April 2010. Prior to 2008, Mr. Ingram served as Vice President–Market Development for ABF Freight from February 2006 through December 2007, and from January 2000 through January 2006, he was ABF Freight’s Director–Quotation Services. Between January 1990 and December 1999, he held the positions of Analyst, Senior Analyst and Pricing Manager in ABF Freight’s Pricing Department.

JAMES W. KEENAN, age 55, has been Senior Vice President–Enterprise Customer Solutions for the Company since November 2013 and prior to that had been Senior Vice President–Sales and Marketing for ABF Freight from January 2012 through October 2013. He served as ABF Freight’s Vice President–Sales from 2007 until January 2012. Mr. Keenan had previously served as Vice President–Sales and Marketing for Clipper, a former Company subsidiary, from May 1995 to December 1998 and as Vice President–Administration and Treasurer for ABF Freight from February 2006 to February 2007. Mr. Keenan joined ABF Freight in 1981, working as an ABF Freight Pricing Department analyst and later as Pricing Department Manager. From 1988 to 1995 and again from 1999 to 2006, Mr. Keenan served as ABF Freight Regional Vice President of Sales.

CHRISTOPHER L. BURTON, age 56, has been Vice President–Economic Analysis for the Company since January 1, 2008. Previously, he served ABF Freight as Vice President–Economic Analysis from February 1, 2006 through December 31, 2007, Director–Economic Analysis from September 1995 through January 2006, and Manager–Pricing from February 1995 through August 1995. From January 1979 through January 1995, Mr. Burton served the Company’s subsidiary, Data-Tronics Corp., as Manager of Services & Human Resources and Systems Analyst/Programmer and also worked for the Company as an Economic Analyst.

DAVID R. COBB, age 48, has been Vice President and Controller for the Company since May 1, 2006 and Chief Accounting Officer for the Company since January 1, 2010. Mr. Cobb was employed by Smith International, Inc., a publicly traded international oilfield service company acquired by Schlumberger Limited, as Vice President and Controller from 2002 to April 2006. He was employed by Kent Electronics Corporation, a publicly traded specialty electronics distributor and network integrator, from 1995 to 2001 and Price Waterhouse, a predecessor of PricewaterhouseCoopers LLP from 1988 to 1994. Mr. Cobb is a Certified Public Accountant and has served publicly traded companies since 1988.

WALTER J. ECHOLS, age 60, has been Vice President–Real Estate for the Company since January 1, 2012. Mr. Echols previously served as Vice President–Real Estate for ABF Freight from January 1994 until January 2012 and Director–Real Estate for ABF Freight from November 1987 until 1994. Mr. Echols joined Data-Tronics Corp., a subsidiary of the Company, in June 1975 serving as Manager–Sales & Marketing until becoming Manager of the Data-Tronics Corp. Information Center in 1983.

ERIN K. GATTIS, age 40, has been Vice President–Human Resources for the Company since October 1, 2011. She previously served as the Company’s Chief of Staff from January 2010 through September 2011. Prior to that departmental director position, Ms. Gattis served as Manager of Retirement Services and Executive Compensation from August 2006 to September 2009. She joined the Company in 1999 and between 1999 and 2006 worked for both the Company and ABF Freight as a Retirement Specialist, Benefits Analyst, Supervisor of Executive Compensation and Manager of Executive Compensation. Ms. Gattis holds a Senior Professional in Human Resources certification.

MICHAEL R. JOHNS, age 55, has been the Company’s Vice President–General Counsel and Corporate Secretary since April 2, 2007. From 1991 to 2007, he was a partner in the law firm of Dover Dixon Horne PLCC in Little Rock, Arkansas. Mr. Johns was a practicing attorney in two other Little Rock law firms for seven years, including Rose Law Firm, prior to 1991. He is a Certified Public Accountant. Mr. Johns is a member of the American Bar Association, Sebastian County Bar Association and Arkansas Society of Certified Public Accountants.

Compensation Discussion & Analysis

The purpose of this Compensation Discussion & Analysis (“CD&A”) is to provide you with an overview and analysis of (i) our executive compensation programs; (ii) material compensation changes made during the year for Named Executive Officers; and (iii) the process for review and decision-making for the executive compensation programs. The Compensation Committee (the “Committee”) of the Board of Directors determines the compensation and reviews, approves and oversees the administration of plans and programs for our Named Executive Officers.

The Named Executive Officers for 2013 are listed below:

Named Executive Officer	Title

Judy R. McReynolds	ABC President & Chief Executive Officer (“ABC CEO”)
Roy M. Slagle	ABF Freight President & Chief Executive Officer (“ABF CEO”)
James W. Keenan	ABC Senior Vice President–Enterprise Customer Solutions
Jim A. Ingram	ABC Senior Vice President–Strategy and ABF Logistics President
Michael E. Newcity	ABC Senior Vice President–Chief Financial Officer & Chief Information Officer (“CFO/CIO”)

Executive Summary

Our Company

From our roots 90 years ago as LTL carrier ABF Freight System, Inc., the Arkansas Best companies have significantly expanded and continue to expand our total product and service offering through an array of emerging, non-asset-based businesses that focus on skillful solutions, emerging technology and our employees’ will to get things done. We are a transportation and logistics partner that goes the extra mile, solving the most complex, daily changing problems, one customer at a time. Our problem-solving culture and personal touch set us apart, and our best-in-class ABF and Panther brands stand for quality in every business we operate.

Company Performance

In 2013, the Company experienced a return to profitability as the emerging non-asset businesses continued their operating income growth and ABF Freight produced positive earnings. ABF Freight’s union contract was finalized and implemented on November 3, 2013. Each of the Company’s operating segments experienced revenue growth for the year. A few financial highlights for 2013 include:

•                  revenue of $2.3 billion, up from to $2.1 billion in 2012

•                  net earnings of $15.8 million, or $0.59 per share, compared to a net loss of $7.7 million, or $0.31 per share loss, in 2012

•                  stock price increase of over 250%

Executive Compensation Relative to Company Performance

Overall compensation levels in 2013 for the Named Executive Officers increased compared to 2012, reflecting the improved performance of the Company.

Annual Incentive Compensation:  For 2013, the annual cash incentive continued to be based on Return on Capital Employed (“ROCE”) and operating income improvement as compared to the prior year. These metrics were weighted 50% each. Operating income improvement levels over 2012 resulted in a payout under the plan. However, because ROCE was less than the plan threshold, no incentive was earned under that component for 2013. Overall, the payout was below target, as outlined further on page 32.

Long-Term Incentive Compensation:  The 2011-2013 cash long-term incentive compensation plan is based on Total Shareholder Return (“TSR”) compared to our peer group and ROCE goals. Relative performance under the TSR component generated a payment under the 2011-2013 plan. However, because ROCE was less than the plan threshold, no incentive was earned under that component. Overall, the resulting payout was below target, as outlined further on page 34. A cash long-term incentive award for 2013-2015 was granted including metrics for ROCE and TSR consistent with the grant for 2011-2013 and 2012-2014.

Consistent with equity awards in 2011 and 2012, an RSU award was granted to Named Executive Officers in 2013 to further link Named Executive Officer compensation with stock price performance and stockholder interests.

Compensation Philosophy and Objectives

The primary objectives of the Company’s executive compensation program are to:

•                  attract and retain highly qualified executives;

•                  motivate the Company’s leaders to work together as a team to deliver superior business performance;

•                  encourage balance between short-term results and the long-term strategic decisions needed to ensure sustained business performance over time; and

•                  ensure that the interests and risk tolerance of the Company’s leaders are closely aligned with those of the Company’s stockholders.

As discussed in the sections that follow, the Company uses a variety of compensation vehicles to meet its compensation philosophy and objectives. The Company does not establish a targeted mix of weightings between the various components. Both internal and external influences on our compensation program fluctuate periodically, and the Company believes that it is in the best interest of the Company, the Company’s stockholders, as well as the Named Executive Officers, to provide the Committee with the flexibility to design a compensation program appropriate to the current market environment and the Company’s goals.

Position and level of responsibility are important factors in the compensation of the Company’s executives. There are internal salary levels, as well as annual and long-term target incentive opportunities for each executive level in the organization. The Company believes this strategy emphasizes the executive team concept.

Each Named Executive Officer is a long-term employee of the Company with tenure ranging from 16 to 37 years, resulting in a group that is very knowledgeable about our Company and the transportation industry. This knowledge is extremely valuable to both the Company and our stockholders and makes members of our management desired targets for recruitment by other transportation companies. Our compensation program is designed to prevent loss of our existing managerial talent as well as attract future leaders for the Company.

2013 Variable vs. Fixed Compensation

The charts below show the significant portion of the Named Executive Officers’ 2013 target compensation that was variable based either on reaching certain performance goals or the value of the Common Stock.

Pay for Performance

In addition to being designed to attract and retain effective management, our compensation program also has a strong relationship between pay and performance and our compensation programs evolve and are adjusted over time to support the Company’s goals and short- and long-term objectives. The following chart illustrates how incentive payments (both short- and long-term) track with the Company’s operating income performance.

Performance-based annual and long-term incentive compensation represents a significant portion of the Named Executive Officers’ compensation package.

Prior to 2010, the annual incentive plan was tied solely to the Company’s ROCE. Starting in 2010, the plan was based 50% on ROCE and 50% on cash flow improvement.  In 2012, the cash flow improvement metric was replaced with operating income improvement.

Prior to 2011, the long-term incentive compensation plans were based on EPS growth and ROCE.  Beginning in 2011, relative TSR replaced EPS.  These plans are described in more detail below.

Response to 2013 Say on Pay Vote

In 2013, the Company held its third annual stockholder advisory vote on the compensation paid to our Named Executive Officers, again resulting in over 90% of votes cast approving such compensation. The Committee considered these results and the overwhelming support expressed by stockholders as well as many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A. These factors include the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of data of a selected group of peers. Each of these factors is evaluated in the context of the Committee’s duty to act as the Directors determine to be in the stockholders’ best interests. Based on this evaluation, the Committee did not make any changes to our executive compensation program, policies or pay levels as a result of the 2013 “say on pay” advisory vote.

Roles and Responsibilities in Determining Executive Compensation

The Compensation Committee is responsible for overseeing and approving compensation levels and incentive plans for the Named Executive Officers. The Committee approves salary levels, incentive plan performance metrics, performance goals, targets and maximum payouts, equity awards and the peer group used for benchmarking. The Committee also evaluates the need for, and the provisions of, severance arrangements for the Named Executive Officers. As a part of its responsibilities, the Committee also reviews risks associated with compensation plans.

The Committee retains an independent consultant, Meridian, to assist with the evaluation of compensation programs and award levels and to provide updates to the Committee on trends and issues related to executive compensation as well as to review executive compensation related proxy disclosures. See “Committees of the Board Compensation Committee” for more information regarding the Committee’s independent consultant.

The Company has retained Mercer to provide additional consulting services at the direction of management and to assist with management’s recommendations for our peer group and executive compensation. Mercer assists with market analysis, plan design, proxy disclosure review, review of corporate governance practices and periodically participates in Committee meetings and reviews Committee materials.

From time to time, at the Committee’s request, the Company’s Chairman of the Board, President & Chief Executive Officer, Senior Vice President–Tax & Chief Audit Executive, Vice President–General Counsel & Corporate Secretary, Senior Vice President–Chief Financial Officer & Chief Information Officer, Vice President–Human Resources and ABF Freight President & Chief Executive Officer provide analysis and recommendations to the Committee on compensation issues.

At certain meetings, the President & Chief Executive Officer presents pay recommendations to the Committee for her direct reports. The President & Chief Executive Officer does not make recommendations on her own compensation. Some or all of the above-listed individuals are routinely invited by the Committee to attend Committee meetings in order to provide information relating to matters the Committee is considering. None of the above-listed individuals participate in discussions concerning their own pay or attend Committee executive sessions, except to the extent requested by the Committee.

Management formulates its recommendations with assistance from Mercer. The Committee considers management recommendations and reviews recommendations from Meridian before making decisions on compensation to be provided to the executives. The Committee feels these recommendations provide valuable insight in making compensation decisions; however, the Committee alone approves all pay decisions for the Named Executive Officers.

Determining Appropriate Pay Levels and Linkage to Objectives

The Committee compares its compensation program with the compensation levels of executives at similar peer entities in our industry to determine whether the Company is providing a competitive compensation program within the market in which we compete for qualified executives. For base salary, the Company has historically targeted between the 25th and 50th percentiles of the market (i.e., the peer group described on page 30) for Named Executive Officers. Annual cash incentives are designed to deliver total cash compensation (salary and annual incentives) to meet or exceed the 50th percentile of the market when the Company performs above target performance. Total direct compensation, including base salary, annual cash incentives, long-term cash incentives and equity awards, is also targeted to meet or exceed the 50th percentile of the market when the Company exceeds target performance levels.

To assess the competitive range of pay for a particular position, the Committee periodically examines pay data for executives in positions of comparable size and complexity at other companies. The Company’s peer group is designated by the Committee.

The latest in depth market analysis was conducted for the Company’s executive compensation program in 2011 in conjunction with the Company’s retention assessment and incentive plan review. As part of the analysis, the Committee examined peer group incentive plan designs and practices and reviewed severance and change in control agreements provided by peers. This analysis indicated that total direct compensation for the Named Executive

Officers is within the desired range when the Company performs well. The next in-depth market analysis of executive compensation will be conducted during 2014.

A change to the peer group was made in 2012, moving to the Stephen’s Transportation Index with the addition of YRC Worldwide, Inc. The change was made to more accurately represent the Company’s direct competitors for business and executive talent at that time. This peer group is also used in the TSR component of the 2012-2014 and 2013-2015 cash long-term incentive plan, and includes the following companies:

Company Name	Revenue in 2013 ($ thousands)
Arkansas Best Corporation	$2,300,000
Celadon Group Inc.	680,900
Con-Way, Inc.	5,470,000
Covenant Transport, Inc.	684,500
Heartland Express, Inc.	582,300
Knight Transportation, Inc.	969,200
Marten Transport, Ltd.	659,200
Old Dominion Freight Line, Inc.	2,340,000
SAIA, Inc.	1,140,000
Swift Transportation Corporation	4,120,000
USA Truck Inc.[1]	548,400
Vitran Corporation[1]	310,300
Werner Enterprises	2,030,000
YRC Worldwide, Inc.[1]	4,826,300

1.          12 months ended 9/30/2013

Due to the strong performance orientation of the annual cash incentive, as discussed on page 31, and the long-term cash incentives, as described on page 33, the Committee is satisfied that above-median total cash and total direct compensation will only be awarded when the Company performs well against the historical ROCE of the S&P 500 companies. The S&P 500 is an appropriate performance benchmark because it is a broad-based group of companies in leading industries in the United States. The S&P 500 reflects the risk and return characteristics of the broader market on an on-going basis. While the S&P 500 includes companies that are larger than the Company, the performance of these companies reflects stable, well-managed organizations. Performance at or above the level of the S&P 500 companies is considered acceptable performance by management and worthy of performance-based incentive payments. For long-term incentives, the Company also uses TSR relative to the above listed peer group to more directly align the cash long-term incentive plan with shareholder value creation.

The Committee evaluates Named Executive Officers’ compensation by analyzing two general categories: (i) short-term cash compensation and (ii) long-term incentive compensation.

Short-Term Cash Compensation						Long-Term Incentive Compensation
Base Salary	+	Annual Cash Incentive (1-Yr. Financial Goals)	=	Total Short-Term Cash Compensation	+	Long-Term Cash Incentive (3-Yr. Financial Goals)	+	Equity Awards (Annual Grant with 5-Yr. vesting)	=	Total Direct Compensation

Although the Committee also reviews retirement, perquisites and other benefits such as the 401(k) plan and health and welfare benefits, these benefits are not referenced against market data or used in determining direct compensation levels. These benefits are more fully described in the “Retirement and Other Benefits” and the “Perquisites” sections of this CD&A.

Components of Compensation

Base Salary.  Base salaries for Named Executive Officers are reviewed by the Committee on an annual basis. In establishing base salaries, the Committee reviews the following:

•                  the Company’s compensation philosophy and objectives as described above;

•                  market analysis;

•                  input from the Compensation Committee’s independent consultant, Meridian;

•                  economic and inflationary factors;

•                  the Company’s recent and historical financial performance;

•                  the Company’s strategic plans;

•                  differences in the level of responsibility and authority between the Named Executive Officers;

•                  the resources of the Company; and

•                  the President–Chief Executive Officer’s recommendations (on positions other than her own).

The Committee does not assign a specific weighting to any of these factors.

For 2013, the only salary increases to Named Executive Officers related to promotions. Mr. Ingram’s salary was increased upon his promotion to ABF Logistics President effective August 1, 2013. Mr. Ingram also continued to serve as ABC Senior Vice President–Strategy through January 31, 2014. Mr. Newcity’s salary was increased upon his promotion to ABC Senior Vice President–Chief Financial Officer & Chief Information Officer effective August 1, 2013. The following chart shows the annualized base salary rates for each Named Executive Officer for 2012 and 2013:

	2012 Salary	2013 Salary
Judy R. McReynolds	$575,000	$575,000
Roy M. Slagle	$375,000	$375,000
James W. Keenan	$294,000	$294,000
Jim A. Ingram	$294,000	$325,000
Michael E. Newcity	$266,000	$294,000

Annual Cash Incentive Compensation.  The annual cash incentive plan benefit for 2013 was based on the Company’s ROCE and operating income improvement, as it was in 2012. The performance metrics were equally weighted. Under the plan, participants receive a payout if certain goals for improvement in operating income as compared to the previous year are met and/or if certain ROCE levels are achieved. Operating income is generally determined as operating income as shown by the consolidated financial statements and consistent with the historical determination of operating income in Arkansas Best’s financial statements after taking into account the required adjustments specified in the annual incentive plan. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items) by average debt plus average equity for the applicable period. The Committee and management believe that ROCE keeps participants focused on the profitable use of Company resources, which increases the value of the Company to its stockholders. Additionally, ROCE is a valuable motivational tool since it can be calculated throughout the year by participants. The use of improvement in operating income as a performance metric reinforces the Company’s emphasis on profitable growth.

The ROCE incentive award scale is based on studies conducted since the inception of the ROCE plan in 1998 regarding the historical average ROCE for the S&P 500 publicly traded companies over longer periods of time.

For 2013, Named Executive Officers had a target incentive opportunity expressed as a percentage of their base salary that is multiplied by a performance factor determined by the operating income improvement and ROCE achieved by the Company. The target incentive opportunity for Mr. Ingram was raised from 50% to 60% of base salary to reflect his promotion to ABF Logistics President in 2013. The target for Mr. Newcity was raised from 45% to 50% of base salary to reflect his promotion to ABC Senior Vice President–Chief Financial Officer & Chief Information Officer in 2014. Both adjustments were effective for the incentive paid with respect to performance in 2013.

The following table shows the incentive targets for the 2013 fiscal year for the annual incentive plan:

Job Title	Target Incentive (% of Salary)
ABC President & CEO	100%
ABF President & CEO	70%
ABC Senior Vice President–Enterprise Customer Solutions	50%
ABC Senior Vice President–Strategy and ABF Logistics President	60%
ABC Senior Vice President–CFO & CIO	50%

The following tables show how the Company determined the performance factor applied in each half of the incentive paid under the annual cash incentive compensation plan with respect to performance in fiscal year 2013.

Operating Income Improvement	Performance Factor Earned
<+$10 million	0%
+$10 million	25%
+$25 million	100%
+$65 million	200%

The operating income component was capped at a 200% performance factor.

ROCE % Achieved	Performance Factor Earned
<5%	0%
5%	50%
10%	100%
15%	300%

The ROCE component was capped at a 300% performance factor.

Actual operating income improvement achieved for the 2013 fiscal year as measured under the annual plan was $39.9 million and the ROCE was 3.66%. Combining the two resulting performance factors (weighted 50% each), a payout of approximately 69% of the target incentive opportunity under the 2013 annual plan was achieved as reflected in the table below.

Job Title	2013 Target Annual Incentive Opportunity	Actual 2013 Annual Incentive Plan Payout
ABC President & CEO	$575,000	$394,559
ABF President & CEO	$262,500	$180,125
ABC Senior Vice President–Enterprise Customer Solutions	$147,000	$100,870
ABC Senior Vice President–Strategy and ABF Logistics President	$167,000	$114,594
ABC Senior Vice President–CFO & CIO	$131,075	$89,942

Long-Term Cash Incentive Compensation.  The Committee has awarded three-year cash incentive opportunities annually since 2006.

In January 2013, the Committee granted a three-year cash long-term incentive plan award for January 1, 2013 through December 31, 2015 using the same components as the 2011-2013 and 2012-2014 plans. The 2013-2015 cash long-term incentive plan components are:

Cash Long-Term Incentive Plan Components	Weighting
Relative TSR Component	50%
ROCE Component	50%

Management and the Committee believe that the combination of performance measures in the cash long-term incentive plan places an emphasis on the efficient use of corporate assets to create profitable growth during the measurement period and rewards participants when they outperform their peer group. The relative TSR component is intended to more directly align the plan with shareholder value creation relative to our peers while the ROCE component aligns management’s interest with our profitability and appropriate employment of capital.

The performance peer group for the TSR component of the 2013-2015 cash long-term incentive plan (which includes the same companies used for the 2012-2014 plan) is listed in the “Determining Appropriate Pay Levels and Linkage to Objectives” section of the CD&A.

For the “ROCE Component,” the Committee used the Company’s three-year average ROCE as its performance measure. The ROCE goal is based on studies conducted by the Company on historical averages of ROCE for S&P 500 publicly traded companies over longer periods of time. ROCE is generally calculated by dividing net income (adjusted for nonrecurring or unusual items) by average debt plus average equity for the applicable period.

For the 2013-2015 cash long-term incentive plan, the Named Executive Officers have a target incentive opportunity expressed as a percentage of their base salary earned during the performance period. The target incentive opportunity for Mr. Ingram was raised from 70% to 75% of base salary to reflect his promotion to ABF Logistics President. The target incentive opportunity for Mr. Newcity was raised from 60% to 70% of base salary due to his promotion to ABC Senior Vice President–Chief Financial Officer & Chief Information Officer. The following table shows the 2013 target incentive for the Named Executive Officers for the 2013-2015 cash long-term incentive plan.

Job Title	Cash Long-Term Incentive Plan Incentive Award (% of Salary Earned During Period )
ABC President & CEO	85%
ABF President & CEO	75%
ABC Senior Vice President–Enterprise Customer Solutions	70%
ABC Senior Vice President–Strategy and ABF Logistics President	75%
Senior Vice President–CFO & CIO	70%

The following tables show how payments are determined for each half of the cash long-term incentive plan for the 2013-2015 cash long-term incentive plan:

Relative TSR	Performance Factor Earned for Relative TSR
< 25th percentile	0%
25th percentile	25%
50th percentile	100%
75th percentile	200%

The Relative TSR component was capped at a 200% performance factor.

ROCE % Achieved	Performance Factor Earned on ROCE
<3%	0%
3%	30%
10%	100%
15%	300%

The ROCE component was capped at a 300% performance factor.

Payments for the 2013-2015 cash long-term incentive plan, if any, will be made in early 2016.

Payout of Past Award

The performance period for the 2011-2013 cash long-term incentive compensation plan ended on December 31, 2013.

The following tables show how payments were determined for each half of this cash long-term incentive award:

Actual TSR performance was at the 45th percentile and ROCE was 1.36% for the 2011-2013 cash long-term incentive compensation plan. Combining the resulting two performance factors (weighted 50% each), a payout of approximately 43% of the target incentive opportunity under the 2011-2013 cash long-term incentive plan was achieved as reflected in the table below.

Job Title	2011-2013 Target Cash Long-Term Incentive Opportunity	Actual 2011-2013 Long-Term Incentive Plan Payout
ABC President & CEO	$474,583	$204,545
ABF President & CEO	$253,000	$109,043
ABC Senior Vice President–Enterprise Customer Solutions	$177,667	$76,574
ABC Senior Vice President and ABF Logistics President	$186,666	$80,453
ABC Senior Vice President–CFO & CIO	$159,591	$70,703

Equity Awards. The Company’s policies and practices for aligning the Named Executive Officers’ interests with stockholders’ interests and encouraging stock ownership by Named Executive Officers are described below:

To help align executive interests with those of shareholders, the Company awards RSUs. In 2013, Named Executive Officers were granted RSUs under the Company’s 2005 Ownership Incentive Plan as follows:

Named Executive Officer	Target Award Value	RSUs Granted in 2013
Judy R. McReynolds	$330,000	12,100
Roy M. Slagle	$240,000	8,800
James W. Keenan	$180,000	6,600
Jim A. Ingram	$200,000	7,300
Michael E. Newcity	$180,000	6,600

The number of RSUs awarded to each Named Executive Officer was based, in large part, on the Named Executive Officer’s position within the Company. Other considerations included the total number of shares available to be granted, the number of previously granted RSUs currently outstanding, burn rate and potential shareholder dilution.

See “Outstanding Equity Awards at 2013 Fiscal Year-End” for additional information regarding these awards. Prior to 2005, the Named Executive Officers were awarded stock options.

The Committee has granted RSUs since 2007. The Committee believes the awarding of RSUs with five-year cliff vesting facilitates the Named Executive Officers’ accumulation of an equity interest in the Company and helps to retain key talent. This vesting schedule also assists the Named Executive Officers in complying with the Stock Ownership Policy. Stock will be issued in settlement of the RSUs on the regular five-year vesting date or, if earlier, at the time the Named Executive Officer’s employment terminates due to retirement, death or disability.

Ownership and Retention Policy – The Committee believes that the Named Executive Officers should maintain meaningful equity holdings in the Company in order to align their interests with those of the Company’s shareholders. The Board adopted a Stock Ownership Policy (the “Policy”) for Named Executive Officers that became effective January 1, 2008. Under this Policy, Named Executive Officers must own stock with a value equal to or greater than the following multiple of their base salary.

Position Title	Stock Ownership Multiple
ABC President & CEO	3 x base salary
Other Named Executive Officers	2 x base salary

Participants are prohibited from selling any company stock (except to pay the exercise price of stock options or taxes generated as a result of equity grants or vesting) until the ownership requirement is attained. Stock owned in a Company-sponsored retirement plan, restricted stock, RSUs and stock owned outright each count toward the ownership requirement. The Committee monitors ownership levels annually. As of the last review which took place in February, 2014, all Named Executive Officers have met or exceeded their ownership requirement. The Committee reserves the right to amend or terminate the Policy at any time or waive the restrictions for any individual at its sole discretion.

Equity Award Practices – The Committee’s policy for granting equity awards states:

•          the Committee shall be responsible for granting equity-based compensation for all employees;

•          the award dates for each grant shall be five business days following the Company’s applicable quarter’s earnings release;

•          the exercise price or value of the grant shall be determined by reference to the closing price of the Common Stock on the specified award date;

•          the number of shares/units awarded will be based on stated dollar amounts for each participant unless otherwise approved by the Board; and

•          any award which does not conform to these policy requirements must be approved by the Board

Retirement and Other Benefits. The Named Executive Officers are eligible to participate in retirement and benefit programs as described below. The Committee generally reviews the overall cost to the Company of the various programs on an annual basis or when changes are proposed. The Committee believes the benefits provided by these programs continue to be important factors in attracting and retaining the overall officer group, including the Named Executive Officers. However, in recent years, these benefits have become more limited as their cost rises and general compensation trends move away from the provision of additional benefits under defined benefit retirement plans.

In the past, the Company provided officers with the predominant portion of their long-term compensation through post-employment payments under the Supplemental Benefit Plan (the “SBP”) and Deferred Salary Agreements (“DSA”) retirement programs described on page 36. All benefits under these plans have been frozen, and officers now receive a significant portion of their long-term compensation through the performance plan described earlier. As officers promoted after the SBP and DSA freeze, Messrs. Newcity and Ingram are not participants in the SBP or DSA.

Following are the various benefit programs in which the Named Executive Officers have either active or frozen participation.

Supplemental Benefit Plan – Prior to 2010, the Company maintained a noncontributory, unfunded supplemental pension benefit plan that supplements benefits under the Arkansas Best Corporation Pension Plan (the “Pension Plan”). Under the SBP, the Company will pay sums in addition to amounts payable under the Pension Plan to eligible officers, including the Named Executive Officers. The SBP has been frozen since December 31, 2009. See “2013 Pension Benefits” for more information.

Deferred Salary Agreements – The Company and ABF also have unfunded, noncontributory DSAs with certain of their officers. No Named Executive Officers are active participants in the DSA. See the “2013 Pension Benefits” section for more information.

Pension Plan – As part of their postemployment compensation, the Named Executive Officers participated in the Company’s non-union defined benefit Pension Plan on the same basis as other eligible noncontractual employees. Participation in the Pension Plan was frozen to new entrants effective December 31, 2005. Because the Named Executive Officers were already active Pension Plan participants as of the participation freeze date, they remained in the Plan with other eligible noncontratual employees until the Pension Plan was amended to freeze the participant’s final average compensation and years of credited service as of July 1, 2013. See the “2013 Pension Benefits” section for more information on the benefit and terms and conditions of the Pension Plan.

401(k) and DC Retirement Plan – The Company maintains the Arkansas Best 401(k) and DC Retirement Plan for eligible noncontractual employees. The Named Executive Officers are eligible to participate in this plan on the same basis as all other eligible employees. The Company matches 50% of the employee’s contributions up to a maximum of 6% of the employee’s eligible earnings subject to the Internal Revenue Service (“IRS”) annual compensation limit.

After the freeze of the accrual of benefits for active participants of the Pension Plan effective on July 1, 2013, the former Pension Plan participants, including the Named Executive Officers, became eligible for Discretionary Defined Contributions. Discretionary Defined Contributions were originally established for those hired after the Pension Plan was frozen to new participants effective December 31, 2005. The Discretionary Defined Contributions are made by the Company and determined annually based on the operating results of the Company and made to the participant’s Arkansas Best 401(k) and DC Retirement Plan account. The amount of the Discretionary Defined Contribution is based on a percentage of annual eligible compensation (generally wages and incentive payments).

Voluntary Savings Plan (“VSP”) – The Arkansas Best VSP is a nonqualified plan which was created to offset the IRC limitations on contributions to the Company’s 401(k) plan for certain eligible officers, including the Named Executive Officers. Prior to 2010, the Company matched 15% of each participant’s contributions up to a maximum annual match amount of $15,000. The match was suspended for the VSP effective January 1, 2010. See the “2013 Non-Qualified Deferred Compensation” section for a more detailed description of the VSP. No Named Executive Officers currently have a balance in the VSP.

Health and Welfare Plans – The Company provides medical, dental, vision, life insurance and disability benefits to all eligible noncontractual employees. The Named Executive Officers are eligible to participate in these benefit plans on the same basis as all other eligible noncontractual employees. The Named Executive Officers also have individual long-term disability policies subsidized by the Company that supplement the group disability policy.

Officer Life Insurance – The Company, ABF Freight and ABF Logistics officers, including the Named Executive Officers, are provided with life insurance coverage of $1 million in the event they suffer accidental death while traveling on Company business.

Post-Employment Supplemental Medical Policy (“Executive Medical Policy”) – The Company provides the Named Executive Officers and their eligible dependents with lifetime health coverage under the Company’s Executive Medical Policy following their termination of employment after age 55 with 10 years of service. The health coverage is provided through a fully insured third-party provided health plan. Eligible officers from age 55 to 60 pay a premium to the Company, historically equivalent to the then current COBRA rate. From age 60 to 65, the terminated officer is required to reimburse the Company an amount equivalent to the premium paid for health coverage by active officers of the Company. For retired officers age 65 and over, nominal premiums are charged by the Company for continued retiree coverage.

The Executive Medical Policy provides that coverage will be forfeited if the officer becomes an employee, consultant or director of, or has an ownership interest in, any competitor of the Company.

Perquisites. Perquisites provided by the Company are generally limited to situations where there is some related business benefit to the Company, such as personal travel cost associated with spousal attendance at Company or industry events. See the “Summary Compensation Table” for a listing of the reportable perquisites for the Named Executive Officers.

Employment Agreements and Change in Control Provisions

None of our Named Executive Officers is party to an employment agreement with the Company.  However, the Named Executive Officers do participate in a Change in Control Plan for certain senior officers of the Company. The Committee believes this plan serves the best interests of the stockholders since it helps retain executives during uncertain times leading up to and immediately following a change in control. By providing fair compensation in the event of termination following a change in control, the plan allows the executives to reasonably evaluate potential actions without concern over how it may impact them financially.

The plan provides the following benefits if an eligible executive is involuntarily terminated following a change in control:

(i)

a cash payment (for Ms. McReynolds the payment is two times her base salary plus two times her average annual cash incentive, and for other Named Executive Officers the payment is one times the executive’s base salary plus one times his average annual cash incentive);

(ii)	a prorated annual incentive payment for the year of termination;
(iii)	prorated cash long-term incentive payments;
(iv)	full vesting of all equity awards; and
(v)	a lump sum payment adequate to cover medical and dental premiums for 24 months.

In addition, upon a change in control, benefits including the DSA and VSP will automatically vest.  Also, if the equity awards are not replaced with awards of equal value upon on a change in control, then they will also vest. If the awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

The benefits are intended to provide the officer participants with a reasonable severance package that is based on the value the officers have created and is realized by the Company’s stockholders in the event of a change in control. None of the change in control provisions requires the Company to gross-up a Named Executive Officer for taxes they may owe on change in control benefits including any excise taxes under IRC Section 4999. Under the terms of the Change in Control Plan, a best-of-net calculation will be performed to determine whether change in control benefits due to the Named Executive Officers should be reduced (so no excise tax will be imposed under IRC Section 280G) or should be paid in full (with any excise taxes resulting to be paid in full by the Named Executive Officer). See “Potential Payments upon Termination or Change in Control” for additional information regarding the provisions of the Change in Control Plan.

Clawbacks

The Committee has implemented a policy for the “clawback” of any bonus or incentive compensation awarded to any executive officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded or effect the cancellation of unvested RSUs or deferred stock awards previously granted to the executive officer under the scenarios described as follows:

•	the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement;
•	the executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement; and
•	the amount of the bonus or incentive compensation that would have been awarded to the executive officer had the results been properly reported would have been lower than the amount actually awarded.

Anti-hedging and Pledging Policies

The Insider Trading Agreement prohibits certain transactions in the Company’s securities, including the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities. The policy also prohibits monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership, short-selling Company securities or “selling against the box” (failing to deliver sold securities), as well as any other hedging or pledging transaction involving the Company’s securities.

Tax Implications

Deductibility of Executive Compensation. Section 162(m) of the IRC generally precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1 million per individual paid to its Chief Executive Officer or the other three most highly compensated officers of the Company (other than the Chief Executive Officer or Chief Financial Officer). Under Section 162(m), certain compensation, including “performance-based compensation,” is excluded from this deduction limitation. It is generally the Committee’s intent to structure compensation paid to the officers to be fully deductible. However, the Committee may award compensation that is not fully deductible if it determines that such awards are consistent with its compensation philosophy and in the best interests of the Company and its stockholders. The Committee intends for all compensation paid to Named Executive Officers in 2013 to be deductible.

IRC Section 280G applies to payments made to executives of a company in connection with a changed in control and prohibits the deduction of any “excess parachute payment.” Benefits payable under the Change in Control Plan as well as accelerated vesting of equity awards and annual and long-term cash incentives could result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of certain changes in control, see “Executive Compensation – Potential Payments upon Termination or Change in Control.”

Non-Qualified Deferred Compensation. The Company designs and operates its nonqualified deferred compensation arrangements in a manner that is intended to be compliant with Section 409A of the IRC and the final regulations issued thereunder.

Key Compensation Actions, Including Changes for 2014

Base Salary:  At this time, no salary increases have been approved for Named Executive Officers in 2014.

Annual Incentive Goals and Metrics:  For the 2014 Annual Cash Incentive Compensation Plan, the performance metrics will continue to be ROCE and operating income improvement. The 2014 metrics are weighted 50% each.

Long-Term Incentive Plan:  The 2014-2016 cash long-term incentive plan continues to be based on ROCE and relative TSR. Under the cash long-term incentive plan, the Company’s relative three-year TSR is compared to our performance peer group.

Risk Assessment: The most recent compensation plan risk assessment by the Committee was conducted in January 2014. For more information on the risk assessment process and results, see the section of this proxy titled “Governance of the Company – Board’s Role in Risk Oversight” in the Corporate Governance section of this proxy.

Peer Group Updates: In conjunction with input from Meridian and Mercer, in January 2014 the Committee reviewed and revised the peer group for market compensation and the performance peer group for the TSR component of the cash long-term incentive plan to more accurately represent the Company’s current competitors. With our aggressive corporate goals to continue to expand into other areas of transportation and logistics in addition to less than truckload, our competitor group has evolved since the peer group was last updated. The following group incorporates a more diverse mix of our transportation- and logistics-related competitors and will be utilized for awards granted in 2014.

•                  Con-Way, Inc.

•                  Echo Global Logistics, Inc.

•                  Forward Air Corp

•                  Hub Group, Inc.

•                  J.B. Hunt Transport Services, Inc.

•                  Landstar System, Inc.

•                  Old Dominion Freight Line, Inc.

•                  Roadrunner Transportation Systems, Inc.

•                  SAIA, Inc.

•                  Swift Transportation Corporation

•                  Werner Enterprises

•                  XPO Logistics, Inc.

•                  YRC Worldwide, Inc.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board that it be included in the Company’s 2013 Annual Report filed on Form 10-K and, as applicable, the Company’s 2014 Proxy Statement.

Committee Members

William M. Legg, Chairman

John W. Alden

John H. Morris

Craig E. Philip

Compensation Committee

Interlocks and Insider Participation

None of the Compensation Committee members are officers or employees or former officers or employees of the Company. No executive officer of the Company serves as a member of the Board of any other entity or the Compensation Committee of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. Messrs. Legg, Alden, Morris and Philip served on the Compensation Committee in 2013.

Summary Compensation Table

The following table sets forth compensation paid for the fiscal years indicated for our 2013 Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Judy R. McReynolds	2013	$575,000	$331,056	$599,104	$–	$38,382	$1,543,542
ABC President & CEO	2012	575,000	242,055	–	97,574	30,757	945,386
	2011	525,000	329,960	383,093	92,858	16,496	1,347,407

Roy M. Slagle	2013	375,000	240,768	289,168	132,125	58,923	1,095,984
ABF Freight President & CEO	2012	375,000	176,040	–	220,608	44,046	815,694
	2011	285,000	180,800	103,982	263,546	28,107	861,435

James W. Keenan(5)	2013	294,000	180,576	177,444	38,320	44,241	734,581
ABC Senior Vice President–
Enterprise Customer Solutions

Jim A. Ingram(6)	2013	306,917	199,728	195,047	–	15,081	716,773
ABC Senior Vice President–Strategy	2012	294,000	132,030	–	63,566	8,534	498,130
ABF Logistics President

Michael E. Newcity	2013	277,667	180,576	160,645	–	14,422	633,310
ABC Senior Vice President–	2012	266,000	124,695	–	55,248	8,485	454,428
Chief Financial Officer & Chief	2011	258,000	169,500	75,305	46,015	513	549,333
Information Officer

(1)          The amounts reflect the aggregate grant date fair value of RSU awards to the Named Executive Officers during 2013 under the 2005 Ownership Incentive Plan, computed in accordance with FASB ASC Topic 718, determined without regard to estimated forfeitures. The fair value of RSU awards is equal to the fair market value of the Common Stock on the date of grant multiplied by the number of RSUs awarded. The Named Executive Officers each received an award of RSUs under the 2005 Ownership Incentive Plan on November 1, 2013. The actual amount realized by the officer will vary based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. Dividends are paid on RSUs at the same rate and at the same time as the dividends paid to Company stockholders. See Note L to the consolidated financial statements in the Company’s 2013 Annual Report on Form 10-K for additional detail regarding share-based compensation.

(2)          Reflects cash compensation earned during 2013 and paid in January 2014 from the annual incentive plan and cash compensation earned from 2011-2013 and paid in January 2014 from the cash long-term incentive plan. See the “2013 Grants of Plan-Based Awards” table for additional information on the 2013 annual incentive plan Award and the CD&A for additional information on the cash long-term incentive plan.

	McReynolds	Slagle	Keenan	Ingram	Newcity

Annual Incentive Plan	$394,559	$180,125	$100,870	$114,594	$89,942
C-LTIP	204,545	109,043	76,574	80,453	70,703

Total	$599,104	$289,168	$177,444	$195,047	$160,645

(3)          Reflects the increase in actuarial present value during 2013 of each Named Executive Officer’s accumulated benefit under the Company’s Pension Plan and legacy SBP and DSAs. The values reported are determined using the same assumptions as used by the Company for financial reporting purposes for the Company’s Pension Plan, SBP and DSAs. See “2013 Pension Benefits” for additional information on these plans. Interest rate increases resulted in some negative year over year changes in the Pension Plan and SBP. Negative values are not reported in the table above.

The 2013 change in value by plan is as follows:

	McReynolds	Slagle	Keenan	Ingram	Newcity

Pension Plan	$(201)	$45,643	$38,320	$(15,660)	$(2,374)
Supplemental Benefit Plan	(12,964)	61,589	–	–	–
Deferred Salary Agreement	5,711	24,893	–	–	–
Total Increase	$(7,454)	$132,125	$38,320	$(15,660)	$(2,374)

Earnings with respect to outstanding vested RSUs are not above market and are not included in this column. See “2013 Non-Qualified Deferred Compensation” for additional information on RSUs.

(4)          All Other Compensation for 2013 consists of the following:

	McReynolds	Slagle	Keenan	Ingram	Newcity

401(k) Company Match	$7,650	$7,650	$7,650	$7,650	$7,650
DC Contribution	10,200	7,500	5,880	6,397	5,787
Long-Term Disability Premiums	1,931	1,931	1,139	854	805
24-Hour Accidental Death Premiums	180	180	180	180	180
Perquisites(i)	13,298	33,144	20,187	–	–
Gross-Ups(ii)	5,123	8,518	9,205	–	–
Total Other Compensation	$38,382	$58,923	$44,241	$15,081	$14,422

(i)             Perquisite values for Ms. McReynolds and Messrs. Slagle and Keenan include expenses for spousal travel to Company or industry events and any related Company lost tax deduction resulting from the spouse accompanying the Named Executive Officer on a Company airplane. Ms. McReynolds’ perquisite value includes a Christmas gift from the Company (the Company also provides a Christmas gift to each of the other Board members). In general, the Company’s executive officers are not allowed to use corporate aircraft for personal trips. When appropriate for business purposes, executive officers’ spouses are permitted to accompany them on trips. Executive officers are also permitted to invite their spouse or other personal guests to occasionally accompany them on business trips when space is available. When the spouse’s or guest’s travel does not meet the IRS standard for “business use,” the cost of that travel, determined under the IRS Standard Industrial Fare Level, is imputed as income to the executive officer, and if the spouse’s travel was related to a business purpose, the Company will reimburse the executive officer for the associated income tax resulting from the imputed income.

The Company determines the cost of personal use of Company aircraft using all aircraft operating costs and total flight hours as prescribed by IRS Notice 2005-45 and related regulations. Under IRS rules, spousal travel on a business trip is generally considered nonbusiness travel. The incremental cost to the Company included in the perquisite values above is based on the Company’s normal effective income tax rate.

(ii)          Tax gross-ups for Ms. McReynolds and Messrs. Slagle and Keenan are for spousal travel to a Company or industry event.

(5)          Mr. Keenan was not a Named Executive Officer for 2011 and 2012. Accordingly, the table includes Mr. Keenan’s compensation for 2013 only.

(6)          Mr. Ingram was not a Named Executive Officer for 2011. Accordingly, the table includes Mr. Ingram’s compensation for 2012 and 2013 only.

2013 Grants of Plan-Based Awards

The following table provides information related to non-equity and equity-based awards made to the Named Executive Officers for the 2013 fiscal year:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2, 3)			All Other Stock Awards
Name	Award Type(1)	Grant Date	Approval Date (2)	Threshold	Target ($)	Maximum	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (4)
	AIP	02/20/2013	N/A	$–	$ 575,000	$ 1,437,500
Judy R. McReynolds	RSU	11/01/2013	07/24/2013				12,100	$ 331,056
	C-LTIP	02/20/2013	N/A	–	503,559	1,258,898
	AIP	02/20/2013	N/A	–	262,500	656,250
Roy M. Slagle	RSU	11/01/2013	07/24/2013				8,800	240,768
	C-LTIP	02/20/2013	N/A	–	289,772	724,430
	AIP	02/20/2013	N/A	–	147,000	367,500
James W. Keenan	RSU	11/01/2013	07/24/2013				6,600	180,576
	C-LTIP	02/20/2013	N/A	–	212,036	530,089
	AIP	02/20/2013	N/A	–	167,000	417,500
Jim A. Ingram	RSU	11/01/2013	07/24/2013				7,300	199,728
	C-LTIP	02/20/2013	N/A	–	243,418	608,545
	AIP	02/20/2013	N/A	–	131,075	327,688
Michael E. Newcity	RSU	11/01/2013	07/24/2013				6,600	180,576
	C-LTIP	02/20/2013	N/A	–	202,441	506,102

(1)          Award Types:

AIP = annual incentive compensation plan

RSU = restricted stock units granted under the 2005 Ownership Incentive Plan

C-LTIP = three-year cash long-term incentive compensation plan (2013-2015 plan period)

(2)          The performance criteria for the 2013 annual incentive plan award were approved by the Committee on February 20, 2013. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column with respect to the 2013 annual incentive plan award represent the threshold, target and maximum payment levels of the 2013 annual incentive plan. Awards under the annual incentive plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Annual Cash Incentive Compensation.” The actual amount of the 2013 annual incentive plan award paid for 2013 performance with respect to each Named Executive Officer is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(3)          The performance criteria for the 2013-2015 cash long-term incentive compensation plan award were approved by the Committee on February 20, 2013. Amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column represent the threshold, target and maximum payment levels with respect to cash long-term incentive compensation plan awards granted in 2013. Awards under the cash long-term incentive compensation plan are described in greater detail in the narrative following this table and in “Compensation Discussion & Analysis – Components of Compensation – Long-Term Cash Incentive Compensation.”

(4)          Reflects the full grant date fair value ($27.36 per share), computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, of RSU awards made under the 2005 Ownership Incentive Plan on November 1, 2013.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Non-Equity Incentive Compensation

Annual Incentive Compensation Plan: The 2013 awards granted under the Company’s annual incentive compensation plan were made on February 20, 2013. Awards under the annual incentive compensation plan become payable based on the Company’s actual performance for the year in relation to pre-established performance goals. Annual incentive compensation plan awards earned are generally paid as soon as administratively practicable following the date the awards are calculated and approved, but no later than March 15 of the year following the year to which the performance goals relate. Participants generally must be employed on the payment date in order to receive payment of their earned annual incentive compensation plan awards. However, if participants terminate during the plan year due to early retirement (age 55 with 10 years of service), normal retirement (age 65), death or disability, such participants remain eligible to receive a prorated annual incentive compensation plan award, provided, in the case of early or normal retirement, the individual has been a participant for at least 90 days during the plan year. Payment of the prorated incentive, if any, is made at the end of the measurement period and based upon actual performance results. Upon any other termination, a participant’s award will be forfeited, unless the Committee, in its discretion, decides that a prorated award should be paid. The 2012 Change in Control Plan provides for immediate payment of an earned award upon a qualified termination following a change in control, except where payment must be delayed six months for key employees as required by Section 409A of the IRC. For awards that have not reached the end of the measurement period, the benefit amount will be prorated based on the number of whole months completed during the measurement period as of the date of the qualified termination. Target incentive levels are set forth in the “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation.” Additional information regarding the treatment of these awards upon termination or a change in control is provided in “Potential Payments upon Termination or Change in Control.”

For 2013, the performance goals under the annual incentive compensation plan were based on the level of operating income improvement and the ROCE for the Company, and these performance goals were equally weighted. See “Compensation Discussion & Analysis — Components of Compensation — Annual Cash Incentive Compensation” for further detail regarding awards under the Company’s annual incentive compensation plan.

Cash Long-Term Incentive Compensation Plan: The 2013 awards granted under the cash long-term incentive compensation plan were granted on February 20, 2013 with respect to the 2013-2015 performance period. Awards under the cash long-term incentive compensation plan become payable based on the Company’s actual performance over a three-year measurement period in relation to pre-established performance goals. The performance goals for the 2013-2015 period are relative TSR and ROCE. Generally, participants in the cash long-term incentive compensation plan must remain employed through the end of the measurement period in order to receive payment of any earned award. However, if participants have at least 12 months of employment during a measurement period, such participants are eligible for a prorated benefit upon retirement (age 55 with 10 years of service), death or disability based on their base salary received and the period of time employed during the measurement period and payment, if any, is made at the end of the measurement period based upon actual performance results.

Additional detail regarding the 2013 awards granted under the cash long-term incentive compensation plan can be found in the “Compensation Discussion &Analysis — Components of Compensation — Long-Term Cash Incentive Compensation.”

Stock Awards under the 2005 Ownership Incentive Plan

RSUs were granted under the Company’s 2005 Ownership Incentive Plan on November 1, 2013. Vesting and settlement of RSUs generally occurs on the earlier of the fifth anniversary of the award date or the date the participant experiences a qualifying termination from employment with the Company. Upon a participant’s normal retirement (age 65) or termination due to death or disability, the RSUs will fully vest. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreement for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s RSUs awarded become fully vested and will be distributed as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. Upon early retirement eligibility (age 55 with 10 years of service), if a minimum of 12 months have elapsed since the award date, the participant becomes vested in a pro rata number of RSUs based on the number of whole months since the award date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s normal retirement date or, if sooner, the end of the vesting period. A participant does not have to terminate employment in order to vest upon normal or early retirement eligibility, but no RSUs will be distributed until actual termination or the fifth anniversary of the award date, if earlier. Dividend equivalents are paid on RSUs at the same rate and at the same time as the dividends paid to Company stockholders.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information related to any equity-based awards outstanding as of December 31, 2013 for the Named Executive Officers:

Option Awards(1)					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option	Option	Shares or Units	Shares or Units
	Options	Options	Exercise	Expiration	of Stock that	of Stock that
Name	(#) Exercisable	(#) Unexercisable	Price	Date	Have Not Vested	Have Not Vested
			($)		(#)(2)	($)(3)
Judy R. McReynolds	7,500	–	$ 29.1000	1/27/2014
					8,000(4)	$ 269,440
					14,600(5)	491,728
					14,600(6)	491,728
					16,500(7)	555,720
					12,100(8)	407,528
Roy M. Slagle					533(4)	17,951
					2,533(5)	85,311
					3,733(6)	125,727
					8,000(7)	269,440
					8,800(8)	296,384
James W. Keenan					7,100(4)	239,128
					7,100(5)	239,128
					7,100(6)	239,128
					9,000(7)	303,120
					6,600(8)	222,288
Jim A. Ingram					7,100(4)	239,128
					7,100(5)	239,128
					7,100(6)	239,128
					9,000(7)	303,120
					7,300(8)	245,864
Michael E. Newcity					1,100(4)	37,048
					7,500(5)	252,600
					7,500(6)	252,600
					8,500(7)	286,280
					6,600(8)	222,288

(1)          All stock options previously granted are fully vested and (i) have an exercise price not less than the closing price of the Common Stock on the grant date, (ii) became exercisable with respect to 20% of total option shares each year, generally starting on the first anniversary of the grant date and (iii) are granted for a term of 10 years. Following a participant’s termination as a result of death, disability, normal retirement (age 65) or early retirement (age 55 with 10 years of service), a participant will have until the earlier of two years from the date of termination or the ten-year anniversary of the grant date to exercise stock options.

(2)          Vesting of RSUs generally occurs on the fifth anniversary of the award date, and settlement of RSUs generally occurs at that time or, if earlier, upon the award holder’s qualifying termination of employment. Upon a participant’s eligibility for normal retirement (age 65) or termination due to death or disability, RSUs generally will become vested in full. If termination of the participant occurs within 24 months of a change in control of the Company for good reason or without cause (as defined in the RSU agreements for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later), the participant’s RSUs awarded become fully vested and will be distributed as soon as administratively possible, except for RSUs where payment must be delayed for six months for key employees as required by

Section 409A of the IRC. Upon early retirement (age 55 with 10 years of service), the participant is entitled to the vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date, if there has elapsed a minimum of twelve months since the award date. Employees, including Named Executive Officers, who have attained the early retirement age and service requirements but have not terminated employment, continue to vest in 1/60th of their RSU awards each month. Mr. Slagle has attained early retirement age in accordance with the terms of the RSU awards. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(3)          Reflects the value of unvested RSUs as of December 31, 2013 awarded under the 2005 Ownership Incentive Plan. The value is based on the closing market price of the Common Stock of $33.68 on December 31, 2013.

(4)          These RSU awards fully vest on April 29, 2014, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(5)          These RSU awards fully vest on July 28, 2015, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(6)        These RSU awards fully vest on May 2, 2016, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(7)          These RSU awards fully vest on May 4, 2017, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

(8)          These RSU awards fully vest on November 2, 2018, the fifth anniversary of their grant date. Dividend equivalents are paid at the same rate and at the same time as dividends paid to the Company’s stockholders.

2013 Option Exercises and Stock Vested

The following table provides information related to stock options exercised in 2013 by the Named Executive Officers and RSUs that became vested during the 2013 fiscal year for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2, 3)	Value Realized on Vesting ($)(4)
Judy R. McReynolds	–	$ –	4,600	$ 48,346
Roy M. Slagle	7,500	24,150	9,107	214,803
James W. Keenan	3,500	11,270	4,100	43,091
Jim A. Ingram	400	1,184	4,100	43,091
Michael E. Newcity	–	–	650	6,832

(1)          Value realized from the exercise of stock options is equal to the difference between the closing market price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of shares with respect to which the option is being exercised.

(2)          All the shares issued for the 2008 RSU award at final vesting are free of all restrictions. All shares owned by executive officers are subject to company imposed restrictions that limit trading during periods when officers have material nonpublic information as well as the Company’s policy related to minimum stock ownership for executive officers as discussed in the CD&A.

(3)          Mr. Slagle was subject to pro rata vesting in 2013 because he had attained early retirement age under the terms of the RSU awards. Awards that vest on a pro rata basis due to attainment of retirement or early retirement age are not settled until the earlier of the original vesting date (five years from the grant date) or a qualifying termination event. As such, while the value of all pro rata vesting in 2013 is reflected in the Options Exercised and Stock Vested table above, Mr. Slagle has not yet received the shares that vested in 2013 due to early retirement age.

(4)          The pro rata vesting of RSUs is outlined in the table below. Of Mr. Slagle’s 9,107 vested shares in 2013, 307 shares related to final vesting of the 2008 RSU award, with the remainder attributable to pro rata vesting. Vested but unissued RSUs will be settled at the earlier of five years from the award date or a qualifying termination event. The value of the vested but not issued RSUs is reported in the 2013 “Nonqualified Deferred Compensation Table.”

Slagle Vested in 2013
2008 RSU Award	307
2009 RSU Award	1,600
2010 RSU Award	1,600
2011 RSU Award	1,600
2012 RSU Award	4,000
2013 RSU Award	0
Total pro rata vesting in 2013	9,107

(5)          Value realized from RSU vesting is equal to the closing market price of the Common Stock on the date of vesting multiplied by the number of vested shares.

2013 Equity Compensation Plan Information

The following table sets forth information as of December 31, 2013 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance:

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans,
	Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights(3)	Reflected in Column (a)
	(a)	(b)	(c)

Equity Compensation
Plans Approved by
Security Holders	1,477,160(1)	$ 29.100	498,554
Equity Compensation
Plans Not Approved
By Security Holders(2)	2,030	29.100	–
Total	1,479,190	$ 29.100	498,554

(1)          This amount includes stock option awards outstanding under the 2002 Arkansas Best Corporation Stock Option Plan (the “Prior Plan”) and RSU awards under the 2005 Ownership Incentive Plan. No grants were made from the Prior Plan after April 20, 2005. On April 20, 2005, the Company’s stockholders approved the 2005 Ownership Incentive Plan, which provides for the award of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and performance award units. The 2005 Ownership Incentive Plan does not permit reload options. The aggregate number of shares that may be issued pursuant to awards under the 2005 Ownership Incentive Plan, as of December 31, 2013, is 2,200,000 shares plus any shares subject to outstanding awards under the Prior Plan and the Arkansas Best Corporation Non-Qualified Stock Option Plan (see note 2 below) that cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares) on or after April 20, 2005. No options have been granted under the Company’s 2005 Ownership Incentive Plan. The Board’s Compensation Committee administers each of these plans.

(2)          On April 19, 2000, the Company adopted its Non-Qualified Stock Option Plan (“2000 Non-Qualified Plan”) as a broad- based plan with 1,000,000 option shares authorized for awards. No grants were made from the 2000 Non-Qualified Plan after April 20, 2005. No awards were ever made under the 2000 Non-Qualified Plan to members of the Board or to its Named Executive Officers at any time during which they were a Named Executive Officer.

(3)          The weighted-average exercise price does not include RSU awards.

2013 Pension Benefits

The following table illustrates the present value of the accumulated benefit as of December 31, 2013 under the Arkansas Best Corporation Pension Plan (the “Pension Plan”), ABC Supplemental Benefit Plan (the “SBP”), and Deferred Salary Agreements (collectively “DSA”) for the Named Executive Officers:

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
		(#)	($)	($)
Judy R. McReynolds(1)	ABC Pension Plan(3)	16.0	$ 277,458	$ –
	ABC Supplemental Benefit Plan	10.7	331,933	–
	ABC Deferred Salary Agreement	10.7	93,365	–
Roy M. Slagle(2)	ABC Pension Plan(3)	36.9	1,051,750	–
	ABC Supplemental Benefit Plan	33.4	2,793,308	–
	ABC Deferred Salary Agreement	33.4	406,925	–

James W. Keenan	ABC Pension Plan(3)	28.7	616,052	–

Jim A. Ingram	ABC Pension Plan(3)	23.4	324,200	–

Michael E. Newcity	ABC Pension Plan(3)	19.9	210,414	–

(1)          Ms. McReynolds elected to cease participation in the SBP and DSA and the benefits were frozen effective January 31, 2008. Number of Years of Credited Service for the SBP and DSA was frozen based on her service as of the January 31, 2008 freeze date.

(2)          The SBP and DSA benefits were frozen effective December 31, 2009 for all remaining participants, including Mr. Slagle. Number of Years of Credited Service for the SBP and DSA is frozen based on the Named Executive Officer’s service as of the December 31, 2009 freeze date. See “Compensation Discussion & Analysis — Components of Compensation — Retirement and Other Benefits” for additional information.

(3)  The Pension Plan was amended effective July 1, 2013 to freeze final average pay and years of credited service. Number of Years of Credited Service for the Pension Plan is frozen based on the Named Executive Officer’s service as of the July 1, 2013 freeze date. See “Compensation Discussion & Analysis — Components of Compensation — Retirement and Other Benefits” for additional information.

The actuarial present value of the accumulated benefits disclosed above is determined using the same assumptions as used by the Company for financial reporting purposes except the payment date is assumed to be age 60 for the Pension Plan and SBP rather than age 65. Such assumptions are discussed in Note J to the Company’s consolidated financial statements in the 2013 Annual Report on Form 10-K. The earliest date a benefit can be paid with no benefit reduction under the Pension Plan and SBP is age 60. The payment date is assumed to be age 65 for the DSA, which is the earliest date a benefit can be paid with no benefit reduction.

Pension Plan. The Pension Plan is a tax-qualified defined benefit plan that covers certain nonunion employees, including the Named Executive Officers. Benefits are based upon a participant’s years of service and the highest average monthly earnings for sixty (60) consecutive months referred to as final average pay (“FAP”) and expressed in terms of annual compensation. As of the July 1, 2013 Pension Plan freeze date, the FAP for the Named Executive Officers without regard to IRC limitations was: Ms. McReynolds, $555,178; Mr. Slagle, $493,371; Mr. Keenan, $333,110; Mr. Ingram, $304,137; and Mr. Newcity, $223,239. Eligible earnings generally include salary and annual incentive payments and are subject to the IRC annual compensation limitation. For 2013, the annual IRC limitation was $255,000. Pension Plan benefits are also subject to certain other limitations in the IRC. Benefits are paid from the Arkansas Best Pension Trust. Participants may elect a lump sum or annuity payment. Payment from the Pension Plan is made upon normal retirement, early retirement, termination, death or disability as defined and more fully described in “Potential Payments Upon Termination or Change in Control.”

Normal retirement (age 65 or older) benefits under the Pension Plan are calculated as a lump sum equal to:

10% x FAP x years of service + after-tax employee contributions (if any)

After-tax contributions to the Pension Plan were only allowed prior to July 1, 1988.

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 5% for each year he or she retires prior to age 60.

No new participants were permitted in the Pension Plan after December 2005. The Pension Plan was amended to freeze the compensation and years of credited service of active participants as of July 1, 2013.

Supplemental Benefit Plan. The SBP supplements benefits under the Pension Plan. The SBP was designed to replace benefit reductions (i) from various IRC limits and (ii) from reductions in the rate of benefit accruals from the Company’s 1985 pension formula. The SBP takes into account all eligible earnings under the Pension Plan without regard to IRC limitations. Participation in the SBP was generally limited to officers of the Company or ABF, including certain Named Executive Officers. Upon termination of employment, benefits are paid in a lump sum as soon as administratively feasible. Certain benefits must be delayed for six months for key employees as required by Section 409A of the IRC. Benefits are paid from the general assets of the Company.

Benefits under the SBP are calculated as an annuity and then converted to a lump sum. The Pension Plan benefit is then subtracted from the resulting lump sum to determine the SBP benefit.

The annuity formula for the ABC Supplemental Benefit Plan is:

1% x $400 x years of service + 2.0% x (FAP—$400) x years of service

The annuity formula for ABF employees under the ABC Supplemental Benefit Plan is:

.75% x $400 x years of service + 1.75% x (FAP—$400) x years of service

Early retirement eligible participants (age 55 with 10 years of service) are subject to a benefit reduction of 6% per year for each year prior to age 60.

No new participants were permitted in the SBP after December 2005, and caps have been placed on the maximum benefits payable. Benefit accruals in the SBP were frozen for all remaining participants effective December 31, 2009.

Mr. Slagle met the early retirement criteria under the Pension Plan and SBP as of December 31, 2013. Messrs. Keenan, Newcity and Ingram are not eligible for participation in the SBP.

Deferred Salary Agreements. The Company and ABF have unfunded, noncontributory DSAs with certain of their officers, including certain Named Executive Officers. No DSA has been entered into since December 2005, and neither the Company nor ABF intends to enter into these agreements in the future. Mr. Newcity and Mr. Ingram are not eligible to participate in the DSA program. For the existing DSAs, upon normal retirement (age 65), death or disability as defined in “Potential Payments upon Termination or Change in Control,” the DSA benefit is equal to 35% of the participant’s final monthly base salary paid monthly for 120 months. Upon termination of employment prior to age 65, the monthly benefit is equal to the participant’s years of service (with a maximum of 25 years) times 3% times 35% of the participant’s final monthly base salary. Benefit payments commence in the month following termination, except to the extent a portion of the benefit must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits are paid from the general assets of the Company.

The DSAs provide that in the event of a change in control of the Company, as defined in “Potential Payments upon Termination or Change in Control,” followed by the officer’s termination within 36 months for pre-2005 deferred salary accruals or within 24 months for post-2004 deferral salary accruals all benefits become 100% vested. The DSA benefit will be paid as a lump sum within fifteen days, with the 120 monthly installments discounted at 6.22% as provided in the DSA, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC. DSA benefits will be reduced to the extent required to avoid being classified as excess parachute payments under Section 280G of the IRC. Other than during a 36-month period following a change in control of the Company for benefits accrued and vested prior to 2005 or during a 24-month period following a change in control of the Company for benefits accrued and vested after 2004, any unpaid DSA benefit is subject to forfeiture if the participant is discharged for wrongful conduct injurious to the Company, or if, following the date of termination, the participant discloses confidential information relating to the Company to unauthorized persons or becomes employed or renders services to a competitor of the Company.

The Company has a practice of not granting extra years of credited service under any of its benefit plans.

2013 Non-Qualified Deferred Compensation

This table shows the Named Executive Officers’ deferred compensation activity during fiscal year 2013 with respect to outstanding vested RSUs and the VSP. While Named Executive Officers are eligible to participate in the VSP, no Named Executive Officers made deferrals to the VSP in 2013 or have a balance in the VSP as of December 31, 2013.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2, 3)
Judy R. McReynolds	$ –	$ –	$ –	$ –	$ –
Roy M. Slagle	–	–	511,562	–	714,024
James W. Keenan	–	–	–	–	–
Jim A. Ingram	–	–	–	–	–
Michael E. Newcity	–	–	–	–	–

(1)          The earnings amount represents an estimate of annual earnings with respect to vested but unpaid RSUs and is based on the difference in closing market price of the Common Stock of $9.55 as of December 31, 2012 and $33.68 as of December 31, 2013, multiplied by the number of vested RSUs as of December 31, 2013 described in footnote (4) below.

(2)          Includes the value associated with 25,800 vested RSUs for Mr. Slagle. The value is based on the closing market price of the Common Stock of $33.68 on December 31, 2013. RSUs that vested during 2013 are reported in the “2013 Option Exercises and Stock Vested” table.

(3)          Amounts previously reported in the “Summary Compensation Table with respect to RSUs in prior years (2008-2012) are set forth in the table below. To the extent those previously-awarded RSUs have become vested but remain unpaid, the value associated with those RSUs as of December 31, 2013 (calculated as described in footnote (2) above) is reported in the “Aggregate Balance at Last Fiscal Year End” column above. The grant date fair value of RSUs awarded in 2013 is reported in the “Stock Awards” column of the “2013 Summary Compensation Table.”

Slagle
2009 RSU Grant Date Fair Value	$ 180,400
2010 RSU Grant Date Fair Value	180,480
2011 RSU Grant Date Fair Value	180,800
2012 RSU Grant Date Fair Value	176,040
Total	$ 717,720

VSP. Eligible participants in the VSP include certain officers of the Company and its subsidiaries, including the Named Executive Officers. The VSP is a nonqualified plan created to offset the IRC limitations on contributions by highly compensated employees to the Company’s 401(k) plan. The VSP allows participants to annually defer from 1% to 75% of each of their base salary and incentive compensation that is paid in cash. The Company match was suspended effective January 1, 2010. Prior to 2010, the Company made matching contributions to the VSP equal to 15% of the participant’s VSP contributions made, up to an annual maximum match of $15,000. The Company match generally vests five years from the year in which the deferral occurs. Accelerated vesting of the Company match occurs upon termination, death, disability, attaining age 60 or a change in control of the Company. See “Potential Payments upon Termination or Change in Control” for additional information.

Participants can select investments from a select group of mutual funds that are generally the same options available under the Company’s 401(k) plan. Although no assets may actually be invested, the participant’s benefit value is based on the gains/losses of the investments they choose. No above-market or preferential earnings are paid under the VSP. Participants may change their investment options at any time by submitting a change form to the plan administrator. The table below shows the funds available in the VSP and the annual return of each for the calendar year ended December 31, 2013:

Fund	2013 Return

Fidelity Retirement Money Market Fund	0.01%
Vanguard Total Bond Index Institutional Shares	-2.14%
PIMCO Total Return Fund — Administrative Class	-2.17%
Vanguard Inflation-Protected Securities — Investor Class	-8.86%
Templeton Global Bond A	2.22%
Neuberger Berman Genesis	37.23%
Fidelity Fund	29.01%
Dodge & Cox Stock Fund	40.55%
Fidelity Low-Priced Stock Fund	34.31%
Fidelity Spartan Extended Market Index Fund — Investor Class	38.19%
Fidelity Spartan 500 Index Fund — Investor Class	32.25%
T Rowe Blue Chip	41.20%
Harbor International Fund — Investor Class	16.40%
Fidelity Spartan International Index Fund	21.70%
Vanguard Target Retirement Income Fund	5.87%
Vanguard Target Retirement 2010 Fund	9.10%
Vanguard Target Retirement 2015 Fund	13.00%
Vanguard Target Retirement 2020 Fund	15.85%
Vanguard Target Retirement 2025 Fund	18.14%
Vanguard Target Retirement 2030 Fund	20.49%
Vanguard Target Retirement 2035 Fund	22.82%
Vanguard Target Retirement 2040 Fund	24.37%
Vanguard Target Retirement 2045 Fund	24.37%
Vanguard Target Retirement 2050 Fund	24.34%
Vanguard Target Retirement 2055 Fund	24.33%
Vanguard Target Retirement 2060 Fund	24.35%

As required by Section 409A of the IRC, elections to defer salary must be made prior to the end of the year preceding the year the salary was earned. Elections to defer incentive payments under the VSP must be made no later than six months prior to the end of the designated performance period.

Withdrawal elections must be made in conjunction with the deferral election. A participant’s withdrawal election must specify a payment date, which may be (i) a specified date at least one year following the election date described in the preceding paragraph, (ii) the participant’s separation date or (iii) a specified anniversary of the participant’s separation. A participant may elect to receive a distribution in a lump sum or in installments. In some circumstances, a participant will be required to receive a lump sum payment. Post-2004 deferrals payable upon a participant’s separation from service will be delayed six months if the participant constitutes a specified employee under Section 409A of the IRC. Changes to withdrawal elections for post-2004 deferrals must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. Changes to withdrawal elections for pre-2005 deferrals must be filed at least 12 months prior to the initial elected payment date, and the newly elected payment date must be at least 12 months from the date the change election was filed. For pre-2005 deferrals, participants are eligible for an in-service withdrawal of their vested balance. If such a withdrawal is requested, an amount equal to 10% of the withdrawn amount is forfeited and participation in the plan is suspended until the first enrollment period following the one-year anniversary of the withdrawal. There are no in-service withdrawals allowed for post-2004 deferrals, except hardship withdrawals available to participants in order to satisfy a severe financial hardship plus the amounts anticipated to pay taxes on the withdrawal amount. The term “severe financial hardship” generally means an unforeseeable event resulting from a sudden and unexpected illness or accident experienced by the participant or his or her dependents and/or the loss of property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant’s control. If a participant takes a hardship withdrawal, the participant’s participation in the plan will be suspended until the first enrollment period following the one-year anniversary of the withdrawal.

Pre-2005 deferrals are defined as employee contributions and Company match that were deferred prior to and vested as of December 31, 2004.

Post-2004 deferrals are defined as employee contributions and Company match that were deferred after December 31, 2004 or Company match that was not vested as of December 31, 2004.

In the event of a change in control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

RSUs. The vesting and settlement terms applicable to RSUs are described previously in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Stock Awards under the 2005 Ownership Incentive Plan” section and in footnote (2) to the “Outstanding Equity Awards at 2013 Fiscal Year-End” table. As described therein, participants who reach early retirement eligibility (age 55 with 10 years of service) vest in a pro rata number of RSUs based on the number of whole months since the award grant date, if a minimum of 12 months have elapsed since the award grant date. The remaining shares subject to the RSUs will continue to vest with respect to 1/60 of the total number of shares subject to the award each month through the participant’s actual early retirement date. Settlement of such vested RSUs will occur on the earlier of the fifth anniversary of the award date or the date a participant experiences a qualifying termination from employment with the Company, except where payment must be delayed for six months for key employees as required by Section 409A of the IRC.

Potential Payments upon Termination or Change in Control

The Company does not have any employment contracts or severance arrangements with the Chief Executive Officer or with any other Named Executive Officer other than the applicable termination provisions contained within the various arrangements discussed elsewhere in this proxy statement.

The termination and change in control provisions existing as of December 31, 2013 are described and quantified below. All payments are assumed to be made in accordance with the six-month delay for key employees as required by Section 409A of the IRC where applicable.

Payments Made upon Termination. Regardless of the manner in which a Named Executive Officer’s employment with the Company terminates, the officer is entitled to receive compensation and other benefits earned during the term of his or her employment, including the following:

•                  Accrued vacation (see the table on page 55 for values);

•                  Monthly DSA benefit earned as of the termination date (see the “2013 Pension Benefits” section for lump sum value as of December 31, 2013);

•                  Company match account under VSP becomes 100% vested (see the “2013 Non-Qualified Deferred Compensation” section for values);

•                  Executive medical coverage, if the officer is already eligible for early retirement (age 55 with 10 years of service) at the time of termination, with the officer responsible for paying a monthly premium amount equal to the current COBRA rate until age 60. All retirees are responsible for paying a reduced monthly premium after age 60 (see the table on page 55 for values);

•                  Pension Plan benefits earned as of the Pension Plan freeze date (see “2013 Pension Benefits” for values); and

•                  SBP earned as of the SBP freeze date (see “2013 Pension Benefits” for values).

Payments Made Upon Early Retirement. In the event of a Named Executive Officer’s termination due to his or her early retirement, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Early retirement is generally defined as termination of employment after reaching at least age 55 with 10 years of service.

•                  Vesting of a pro rata number of RSUs based on the number of whole months elapsed since the award date if there has elapsed a minimum of 12 months since the award date (see the table on page 55 for values);

•                  Executive medical coverage, with the officer responsible for paying a monthly premium amount equal to the then current COBRA rate until age 60. All retirees are responsible for paying a reduced monthly premium after age 60 (see the table on page 55 for values); and

•                  A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the number of months of participation in the applicable measurement period if he or she has completed a minimum of (a) 12 months in the measurement period under the cash long-term incentive compensation plan or (b) 90 days in the measurement period under the annual incentive plan (see the “Summary Compensation Table” for 2013 annual incentive plan payments and cash long-term incentive compensation payments, if any).

Payments Made Upon Normal Retirement, Death or Disability. In the event of a Named Executive Officer’s termination due to his or her normal retirement, death or disability, the officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination.” Under the Company’s plans, normal retirement is generally defined as termination of employment on or after attaining age 65 and disability is generally determined to have occurred if the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months.

•                  Immediate vesting of all unvested RSUs (see the table on page 55 for values of RSUs related to accelerated vesting);

•                  Executive medical coverage (see table on page 55 for values);

•                  100% vesting in the DSA benefit which is paid monthly over 120 months (see table on page 55 for the value, if any, related to the Named Executive Officers); and

•                  A pro rata benefit under the cash long-term incentive compensation plan and under the annual incentive plan based on the number of months of participation in the applicable measurement period, if he or she has completed a minimum of (a) 12 months in the measurement period under the compensation cash long-term incentive compensation plan or (b) 90 days in the measurement period under the Annual Incentive Plan (see the “Summary Compensation Table” for annual incentive plan payments and cash long-term incentive compensation payments, if any).

Payments Made Upon a Change in Control. In the event of a change in control of the Company, the Named Executive Officer will be entitled to the following:

•                  Company match account under VSP becomes 100% vested and the VSP account balance is paid as a lump sum (see “2013 Non-Qualified Deferred Compensation” for values); and

•                  For the 2011-2013 cash long-term incentive compensation plan, a benefit, based on the number of months of participation in the applicable measurement period equal to the greater of 100% of officer’s target incentive opportunity or the actual award earned during the measurement period. Under the terms of their agreement to switch from the SBP and DSA to the cash long-term incentive compensation plan, upon a change in control, Ms. McReynolds and Mr. Slagle will receive a change in control benefit under the cash long-term incentive compensation plan equal to the cash long-term incentive compensation plan change in control benefit in excess of the DSA change in control benefit, if any (see the table on page 55 for cash long-term incentive compensation plan values, if any).

“Change in Control” under the Company’s plans is generally defined as the earliest date on which any of the following events shall occur: (i) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the approval by stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding voting securities; or (iv) the replacement of a majority of the Board during a 12-month period by Directors whose appointment or election is not endorsed by a majority of the Directors serving immediately before the date of the appointment or election. Notwithstanding any other provision of the plans to the contrary, with respect to post-2004 deferrals or earnings under any deferred compensation plan, distributions shall only be made upon the occurrence of Change in Control that qualifies as either a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the IRC.

Payments Made upon Termination After a Change in Control. In the event of a Named Executive Officer’s termination following a change in control of the Company, the Named Executive Officer will be entitled to the following, in addition to the items identified in “Payments Made upon Termination”:

•                  If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” as defined in the RSU agreements for awards prior to January 1, 2012 and as defined in the 2012 Change in Control Plan for awards January 1, 2012 and later, RSUs become fully vested as of the termination date and will be distributed as soon as administratively possible (see the table on page 55 for RSU values related to accelerated vesting);

•                  A pro rata benefit under the Annual Incentive Plan based on the number of months of participation in the applicable measurement period equal to the actual award earned during the measurement period (see the “Summary Compensation Table” for Annual Incentive Plan payments); and

•                  If termination of the Named Executive Officer occurs within 36 months of the change in control for benefits accrued and vested prior to 2005 and within 24 months of the change in control for benefits accrued and vested after 2004, the officer becomes 100% vested in the DSA benefit and the benefit is distributed as a lump sum (see the “2013 Pension Benefits” section for values);

•                  For the 2012-2014 and 2013-2015 cash long-term incentive compensation plan, a pro rata benefit, based on the number of months of participation in the applicable measurement period equal to the greater of 100% of officer’s target incentive opportunity or the actual award earned during the measurement period; and

•                  If termination of the Named Executive Officer occurs within 24 months of the change in control for “Good Reason” or without “Cause” as defined in the 2012 Change in Control Plan, he or she is entitled to (i) a lump sum cash payment equal to (A) 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination; and (B) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs, and (C) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs.

“Good Reason” under the Company’s arrangements is generally defined as (i) any material and adverse reduction in the Named Executive Officer’s title, duties or responsibilities; (ii) a material reduction in the Named Executive Officer’s base salary or employee benefits (including reducing the Named Executive Officer’s level of participation or award opportunity in the Company’s incentive compensation plans); or (iii) a relocation of the Named Executive Officer’s principal place of employment by more than 50 miles without the prior consent of the Named Executive Officer.

“Cause” under the Company’s arrangements is generally defined as the (i) Named Executive Officer’s gross misconduct or fraud in the performance of a Named Executive Officer’s duties to the Company or any subsidiary; (ii) Named Executive Officer’s conviction or guilty plea or plea of no contest with respect to any felony or act of moral turpitude; (iii) Named Executive Officer engaging in any material act of theft or material misappropriation of Company or any third party’s property; or (iv) Named Executive Officer’s breach of the Company’s Code of Conduct as such code may be revised from time to time.

The Change in Control Plan provides that, unless outstanding equity awards are assumed by the successor and/or replaced by the successor with substitute awards of approximately equal value, in the event any equity awards are outstanding immediately prior to a change in control, such awards will become fully vested, settled and paid upon the occurrence of a change in control (with any performance-based awards being vested, settled and paid at the actual performance level). If the equity awards are replaced by the successor company and the Named Executive Officer is terminated within 24 months of the change in control, he/she shall become vested as of the termination date in any unvested equity awards.

If amounts payable to a Named Executive Officer under the Change in Control Plan (or pursuant to any other arrangement or agreement with the Company) exceed the amount allowed under section 280G of the IRC and would be subject to the excise tax imposed by section 4999 of the IRC, then, prior to the making of any payments to a Named Executive Officer, the Change in Control Plan provides that a best-net calculation will be made comparing (i) the before income tax net benefit to the Named Executive Officer of the payments after payment of the excise tax to (ii) the before income tax net benefit to the Named Executive Officer if the payments are reduced to the extent necessary to avoid being subject to the excise tax. If the amount calculated under (i) is less than the amount calculated under (ii) in the preceding sentence, then the payments will be reduced to the extent necessary to avoid being subject to the excise tax.

Restrictive Covenants. Under the DSA, no unpaid benefit will be paid if the Named Executive Officer is discharged for wrongful conduct injurious to the Company, if the Named Executive Officer discloses confidential information relating to the Company or if the Named Executive Officer becomes employed or renders service to any competitor of the Company. Under the cash long-term incentive compensation plan and RSU award agreements, if the Compensation Committee determines that the recipient has committed an “Act of Misconduct,” as defined in the 2005 Ownership Incentive Plan, the Committee may suspend the recipient’s rights to vest in any RSU or cash long-term incentive compensation plan awards outstanding and may provide that the recipient will forfeit any vested but not yet paid awards. The Executive Medical Policy provides that coverage will be forfeited if the Named Executive Officer becomes an employee or consultant of, or has an ownership interest in any competitor of the Company. Under the Change in Control Plan, the Named Executive Officer is prohibited from solicitation of customers, clients and employees of the Company for a 12-month period following the termination and may not communicate or divulge any confidential information, knowledge or data to any one at any time or the Committee may reduce or offset the benefits under the plan.

The Company also has a policy for the “clawback” of any bonus or incentive compensation awarded to any officer, including a Named Executive Officer, whose misconduct contributed to the Company being required to restate its financial statements. Under the terms of the policy, the Board may require reimbursement of any bonus or incentive compensation awarded and effect the cancellation of unvested RSU awards previously granted to the Named Executive Officer under certain scenarios, which are described in the CD&A in this proxy statement.

An “Act of Misconduct” has been committed under the Company’s arrangements if the Committee, the Chief Executive Officer, or any other person designated by the Committee determines a Named Executive Officer has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty, violation of Company ethics policy or Code of Conduct, deliberate disregard of Company or subsidiary policies, or if a participant makes an unauthorized disclosure of any Company or subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or subsidiary customer to breach a contract with the Company or any subsidiary or to cease doing business with the Company or any subsidiary or induces any principal for whom the Company or any subsidiary acts as agent to terminate such agency relationship.

The following table reflects compensation potentially payable to each Named Executive Officer under various employment termination and other scenarios based on the arrangements existing as of December 31, 2013. The amounts shown below assume that a change in control occurred and/or each Named Executive Officer terminated employment with the Company effective December 31, 2013, and estimate the value that could be realized by each Named Executive Officer as a result of each specified triggering event.

See “2013 Pension Benefits” for benefits payable under the Pension Plan and SBP. Benefits payable under the VSP and with respect to vested RSUs are quantified in the “2013 Non-Qualified Deferred Compensation” table. Annual incentive compensation award payments are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Name	Benefit	General Termination	Early Retirement	Normal Retirement	Death	Disability	Change in Control	Termination Without Cause or Resignation for Good Reason After Change in Control
Judy R. McReynolds	RSUs(1)	$ –	$1,035,020	$2,216,144	$2,216,144	$2,216,144	$ –	$2,216,144
	Executive Medical(2)	–	453,210	214,206	352,756	664,526	–	–
	Accrued Vacation(3)	44,231	44,231	44,231	44,231	44,231	–	44,231
	DSA(4)	–	–	–	–	–	–	442,576
	C-LTIP(5)	–	427,901	427,901	427,901	427,901	–	342,686
	Annual Incentive Plan(6)	–	–	–	–	–	–	–
	Cash Severance(7)	–	–	–	–	–	–	1,668,434
	Medical Premiums(8)	–	–	–	–	–	–	37,032
	Total(9)	44,231	1,960,362	2,902,482	3,041,032	3,352,802	–	4,751,103
Roy M. Slagle(10)	RSUs(1)	–	–	794,839	794,839	794,839	–	794,839
	Executive Medical(2)	440,086	440,086	276,503	361,426	539,660	–	–
	Accrued Vacation(3)	36,058	36,058	36,058	36,058	36,058	–	36,058
	DSA(4)	–	–	–	–	–	–	174,475
	C-LTIP(5)	246,234	246,234	246,234	246,234	246,234	–	265,066
	Annual Incentive Plan(6)	–	–	–	–	–	–	–
	Cash Severance(7)	–	–	–	–	–	–	469,702
	Medical Premiums(8)	–	–	–	–	–	–	27,120
	Total(9)	722,378	722,378	1,353,634	1,438,557	1,616,791	–	1,767,260
James W. Keenan	RSUs(1)	–	615,199	1,242,792	1,242,792	1,242,792	–	1,242,792
	Executive Medical(2)	–	441,236	276,503	290,184	545,959	–	–
	Accrued Vacation(3)	28,269	28,269	28,269	28,269	28,269	–	28,269
	C-LTIP(5)	–	180,178	180,178	180,178	180,178	101,092	216,948
	Annual Incentive Plan(6)	–	–	–	–	–	–	–
	Cash Severance(7)	–	–	–	–	–	–	349,617
	Medical Premiums(8)	–	–	–	–	–	–	27,120
	Total(9)	28,269	1,264,882	1,727,742	1,741,423	1,997,198	101,092	1,864,746
Jim A. Ingram	RSUs(1)	–	615,199	1,266,368	1,266,368	1,266,368	–	1,266,368
	Executive Medical(2)	–	506,079	276,503	452,255	852,818	–	–
	Accrued Vacation(3)	31,250	31,250	31,250	31,250	31,250	–	31,250
	C-LTIP(5)	–	194,140	194,140	194,140	194,140	106,213	232,985
	Annual Incentive Plan(6)	–	–	–	–	–	–	–
	Cash Severance(7)	–	–	–	–	–	–	387,785
	Medical Premiums(8)	–	–	–	–	–	–	36,528
	Total(9)	31,250	1,346,668	1,768,261	1,944,013	2,344,576	106,213	1,954,916
Michael E. Newcity	RSUs(1)	–	437,335	1,050,816	1,050,816	1,050,816	–	1,050,816
	Executive Medical(2)	–	506,079	276,503	433,956	867,314	–	–
	Accrued Vacation(3)	28,269	28,269	28,269	28,269	28,269	–	28,269
	C-LTIP(5)	–	159,082	159,082	159,082	159,082	88,888	190,516
	Annual Incentive Plan(6)	–	–	–	–	–	–	–
	Cash Severance(7)	–	–	–	–	–	–	349,082
	Medical Premiums(8)	–	–	–	–	–	–	36,528
	Total(9)	28,269	1,130,765	1,514,670	1,672,123	2,105,481	88,888	1,655,211

(1)    The RSU value is calculated using a per share price of $33.68, which is the closing market price of the Common Stock on December 31, 2013 multiplied by the number of the Named Executive Officer’s RSUs vesting as a result of the applicable triggering event. Benefits payable with respect to previously vested RSUs are quantified in the “2013 Non-Qualified Deferred Compensation” table.

(2)    The executive medical value is based on the accumulated benefit obligation for the Named Executive Officer as of December 31, 2013, using the same assumptions as used by the Company for financial reporting purposes except the Named Executive Officer’s actual age at December 31, 2013 for the applicable triggering events.

(3)    The accrued vacation value is based on the Named Executive Officer’s actual earned weeks of vacation and base salary rate as of December 31, 2013.

(4)    The DSA value is equal to the accelerated benefit value as a result of the applicable triggering event. This value is based on the difference in the present value of the 120 monthly payments assuming the applicable triggering event occurred on December 31, 2013 less the actual DSA benefit accrued as of December 31, 2013. An interest rate of 6% was used to value the stream of payments upon normal retirement, death or disability. An interest rate of 6.22% was used to value the stream of payments upon a change in control as provided under the terms of the DSA.

(5)    The cash long-term incentive compensation plan value is the prorated benefit accrued under the cash long-term incentive compensation plan assuming the applicable triggering event. See “Payments Made upon Change in Control” and “Payments Made upon Termination after a Change in Control” for additional information. For cash long-term incentive compensation plan participants with a frozen DSA, the cash long-term incentive compensation plan change in control value is equal to the cash long-term incentive compensation plan change in control value in excess of the DSA change in control value, if any.

(6)    The Annual Incentive Plan change in control value, if any, is equal to the annual incentive amount earned by each Named Executive Officer as of December 31, 2013 (reported in the “Summary Compensation Table”).

(7)    The cash severance payment value is a lump sum cash payment equal to (A) with respect to Ms. McReynolds, two times her base salary in effect on the date of termination plus two times her average annual cash incentive earned during the three years prior to the year in which the date of termination occurs or (B) for the remaining Named Executive Officers, one times the executive’s base salary in effect on the date of termination plus one times his average annual cash incentive earned during the three years prior to the year in which the date of termination occurs. See “Payments Made upon Termination after a Change in Control” for additional information.

(8)    The medical premium is a lump sum payment equal to 24 months of the then current premium to elect continuation of coverage under the medical and dental plans of the Company for the coverage in effect for the officer immediately prior to the date of termination. See “Payments Made upon Termination after a Change in Control” for additional information.

(9)    Totals represent aggregate amounts reflected in the table payable upon each termination or change in control event as indicated above. These totals do not include benefits payable under the Pension Plan, DSA (upon death, disability or normal retirement) or SBP (reported in “2013 Pension Benefits”) or under the VSP or with respect to previously vested RSU awards (reported in the “2013 Non-Qualified Deferred Compensation” table).

(10)    Mr. Slagle already qualifies for early retirement provisions (age 55 with 10 years of service) as of December 31, 2013; therefore, the amounts provided for general termination are the same as for early retirement.

Certain Transactions and Relationships

SEC Regulation S-K Item 404 requires that the Company disclose certain “related person transactions” with the Company’s Directors and executive officers, among others. For additional information regarding related person transactions, see the Audit Committee section under “Governance of the Company.”

Steven L. Spinner, who joined the Board in July 2011, is the President and Chief Executive Officer and a director of United Natural Foods, Inc. (“UNFI”). In 2013, UNFI made ordinary course of business payments to ABF, the largest subsidiary of the Company, in the amount of $916,134 for freight services.

The Company has entered into the following agreements in prior years:

Indemnification Agreements. The Company has entered into indemnification agreements with the members of its Board. Under these agreements, the Company is obligated to indemnify its Directors to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys’ fees, judgments and settlement amounts incurred by them in any action or proceeding arising out of their services as a Director. The Company believes that these agreements are helpful in attracting and retaining qualified Directors. The Company’s Restated Certificate of Incorporation, as amended, and Third Amended and Restated Bylaws also provide for indemnification of the Company’s officers and Directors to the fullest extent permitted by the Delaware General Corporation Law.

Stockholders’ Agreement. Pursuant to the terms of the Stockholders’ Agreement entered into in 1988 between the Company and Robert A. Young III, the Company has agreed that it will offer Mr. Young the right to include shares of the Common Stock he owns in certain registration statements filed by the Company (the “Piggy-back Rights”). Mr. Young is the Company’s Chairman of the Board and until his retirement in January 2006 was the Company’s Chief Executive Officer.

Under the Stockholders’ Agreement, the Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of Mr. Young’s shares of Common Stock in connection with the Piggy-back Rights, excluding underwriters’ discounts and commissions.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the SEC. The SEC’s rules require such person to furnish the Company with copies of all Section 16(a) reports that are filed on their behalf. Based on a review of the reports submitted to the Company, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2013.

The Company has not received any information from 10% stockholders indicating that they have not complied with filing requirements.

Report of the Audit Committee

The Audit Committee of the Board is comprised of Messrs. Allardyce and Spinner and Ms. Stipp. The Nominating/Corporate Governance Committee has determined that each member of the Audit Committee meets applicable SEC and NASDAQ independence standards for Audit Committee members.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s 2013 Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the assessment and report of management on the effectiveness of the Company’s internal control over financial reporting, which was performed by management using the 1992 criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm (the “Accounting Firm”) its attestation report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with the Accounting Firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the Accounting Firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight. In addition, the Audit Committee has received the written disclosures and the letter from the Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with the Accounting Firm its independence from management and the Company, including the matters in the written disclosures, and considered the compatibility of nonaudit services with the Accounting Firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and the Accounting Firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the Accounting Firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s 2013 Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Fred A. Allardyce, Chair
Janice E. Stipp
Steven L. Spinner

The Audit Committee Charter, adopted by the Board for the Audit Committee on April 19, 2000 and most recently revised on January 26, 2011, is posted in the Corporate Governance section of the Company Website, www.arkbest.com.

Proposal II. Ratification of Appointment of
Independent Registered Public Accounting Firm

The Board of Directors recommends a vote “FOR” Proposal II.

The firm of Ernst & Young LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2013. The Audit Committee has appointed that firm to continue in that capacity for fiscal year 2014, subject to the Audit Committee’s approval of an engagement agreement and related service fees, and recommends that a resolution be presented to the stockholders at the 2014 Annual Meeting to ratify that appointment.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the 2014 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

In connection with the audit of the 2013 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution (ADR) procedures agreed upon by the parties. ADR procedures are used in lieu of litigation with the goal of resolving disputes in a more expeditious and cost effective manner. They do not limit the damage claims that could be asserted by either party.

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2013 and December 31, 2012:

Fee Category	2013 Fees	2012 Fees

Audit Fees	$ 910,000	$ 1,055,000
Audit-Related Fees	–	–
Tax Fees	28,781	33,658
All Other Fees	2,500	2,500

Total Fees	$ 941,281	$ 1,091,158

Audit Fees. Consists of fees billed for professional services rendered for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting and quarterly reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the Accounting Firm in connection with statutory and regulatory filings or engagements. These services also include accounting consultations related to the impact of changes in rules or standards. 2012 includes additional audit fees related to the acquisition of Panther Expedited Services, Inc.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists of fees billed for professional services for tax compliance and tax consulting. These services include assistance regarding federal, state and international tax compliance. 2012 includes additional tax fees related to Panther Expedited Services, Inc.

All Other Fees. Consists of fees for online technical accounting research materials.

Audit Committee Pre-Approval of Audit and
Permissible Non-Audit Services of Independent
Registered Public Accounting Firm

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by the Accounting Firm. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Accounting Firm in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee, or the Audit Committee Chair under authority of the Audit Committee, pre-approved 100% of the Company’s 2012 and 2013 audit fees, audit-related fees, tax fees and all other fees.

Proposal III. Advisory Vote on Executive Compensation

The Board recommends a vote “FOR” Proposal III.

At the 2011 Annual Meeting, stockholders voted in favor of the Board’s recommendation to hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers (the “Say on Pay Vote”) on an annual basis (“Frequency Vote”), and since the 2011 Annual Meeting, the Company has held annual non-binding Say on Pay Votes.

The non-binding Say on Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. To that end, and in accordance with the Frequency Vote recommendation of the stockholders and the Board’s decision that the Company will hold future Say on Pay Votes on an annual basis until the next Frequency Vote is conducted, the Board has submitted the following resolution to be voted on by our stockholders at the 2014 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for Arkansas Best Corporation’s 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Compensation Discussion & Analysis” (“CD&A”) section of this proxy statement, the Compensation Committee is responsible for establishing, implementing and monitoring adherence with our executive compensation policy. One of the objectives of the Compensation Committee is that the total compensation paid to our executive officers is fair, reasonable and competitive. In particular, the Compensation Committee believes executive officer compensation should provide competitive base salaries and benefits to attract and retain superior employees and provide short- and long-term incentive compensation to incentivize executive officers to attain and to reward executive officers for attaining established financial goals that are consistent with increasing stockholder value. We aim to foster a pay-for-performance culture with a substantial portion of total compensation being tied to and varying with our financial, operating and strategic performance. The Compensation Committee has a strong focus on paying for performance, with targeted incentive compensation for our Named Executive Officers averaging 45% of their total compensation on an annualized basis. In addition, the Compensation Committee seeks to align executives’ long-term interests with the interests of our stockholders with awards of RSUs. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal III, we encourage you to carefully review the CD&A and “Executive Compensation” sections of this Proxy Statement for a detailed discussion of our executive compensation program, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers.

As an advisory vote, Proposal III is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider the outcome of the vote when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate in the future to address those concerns.

The Board recommends that stockholders vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this proxy statement.

Proposal IV. Approval of the Second Amendment to the
2005 Ownership Incentive Plan

The Board recommends a vote “FOR” Proposal IV.

Background and Purpose of the Proposal

The Company’s Board of Directors originally adopted the Arkansas Best Corporation 2005 Ownership Incentive Plan (the “2005 Plan”) on February 24, 2005, and the Company’s stockholders originally approved the 2005 Plan on April 20, 2005. At the 2010 Annual Meeting of Stockholders, stockholders approved the First Amendment to the 2005 Plan, which was approved by our Board on February 18, 2010 to increase the number of shares of common stock that the Company may issue under the 2005 Plan by 700,000 shares, from 1,500,000 shares to 2,200,000 shares. At the 2014 Annual Meeting of Stockholders, stockholders will be asked to approve the Second Amendment to the 2005 Plan, which was approved by our Board on February 24, 2014. If approved by the Company’s stockholders at the meeting, the Second Amendment will become effective immediately.

Summary of the Second Amendment to the 2005 Plan

The use of stock-based awards under the 2005 Plan continues to be a key element of the Company’s compensation program. The purpose of the Second Amendment is to (i) increase the number of shares of common stock that the Company may issue under the 2005 Plan by 900,000 shares, from 2,200,000 shares to 3,100,000 shares and (ii) extend the term of the Amended 2005 Plan by changing the final date on which awards may be granted under the Amended 2005 Plan from April 20, 2015 to December 31, 2019. Of the 2,200,000 shares currently authorized for issuance under the 2005 Plan, a total of 610,517 shares have been issued as of February 24, 2014 upon the lapse of restrictions on grants of restricted stock or upon the settlement of restricted stock units. As of February 24, 2014, under the 2005 Plan, a total of 1,443,459 shares remained subject to unsettled restricted stock units. No other equity awards are outstanding under the 2005 Plan as of such date. As of February 24, 2014, no shares remained subject to outstanding stock options under any Company plan, including the 2005 Plan, the Company’s 2002 Stock Option Plan, 1992 Stock Option Plan or Nonqualified Stock Option Plan.

The 2005 Plan is a broad-based plan under which the Company grants awards to its current and prospective employees, including officers, and its directors. The Company continues to believe that its long-term interests are best advanced by aligning the interests of its nonemployee directors and key employees with the interests of its stockholders. Therefore, to attract, retain and motivate nonemployee directors, officers and key management employees of exceptional abilities and, in recognition of the significant contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, the Board of Directors has adopted the Second Amendment to the 2005 Plan, subject to stockholder approval. Approval of the Second Amendment will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary. While the Board of Directors is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2014 Annual Meeting of Stockholders is necessary for approval of the Second Amendment to the 2005 Plan.

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the 2005 Plan or under any previously granted awards under the 2005 Plan; however, the Company may be required to reevaluate its compensation structure since adequate shares may not be available for grant in the future.

Summary of the Amended 2005 Plan

The following summary of the 2005 Plan, as amended by the First Amendment and the Second Amendment (the “Amended 2005 Plan”) does not purport to be a complete description of all provisions of the Amended 2005 Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2005 Plan, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 22, 2005, (ii) the First Amendment, which was filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K on February 23, 2011 and (iii) the Second Amendment which is attached to this proxy statement as Appendix A. The Amended 2005 Plan gives the Compensation Committee the ability to award stock options, stock appreciation rights (“SARs”), restricted stock (“Restricted Stock Awards”), restricted stock units (“Restricted Stock Units”) and performance award units, with vesting and other award provisions that provide effective incentives to Company employees and nonemployee directors and alignment of stockholder, management and director interests. Unless earlier terminated by action of the Company’s Board of Directors, the Amended 2005 Plan will terminate on December 31, 2019. Awards granted prior to the termination date of the Amended 2005 Plan will continue to be effective in accordance with their terms and conditions.

Persons Who May Participate. Any member of the Board of Directors, who is not a current employee of the Company or one of its subsidiaries, and any current or prospective officer or employee of the Company and its subsidiaries, is eligible to receive an award under the Amended 2005 Plan. Only individuals who are employees of the Company or one of its corporate subsidiaries are eligible to receive Incentive Options (defined below). The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended 2005 Plan. As of February 24, 2014, approximately 108 employees and 8 nonemployee directors were eligible to participate in the existing 2005 Plan.

Shares Subject to the Amended 2005 Plan. Subject to stockholder approval of the Second Amendment to the 2005 Plan and the adjustments described below, the total aggregate number of shares of the Company’s common stock that may be subject to awards under the Amended 2005 Plan, since the inception of the 2005 Plan, is 3,100,000. The shares issued pursuant to awards under the Amended 2005 Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market. The number of shares considered issued under the Amended 2005 Plan equals the number of shares actually issued upon exercise or settlement of an award. Shares under the Amended 2005 Plan that (i) were subject to awards that were canceled, forfeited or settled in cash (rather than shares), or (ii) are delivered or deemed delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award will be deemed returned to the pool of shares reserved for issuance under the Amended 2005 Plan and will be available for issuance pursuant to additional awards granted under the Amended 2005 Plan.

No participant may be granted awards under the Amended 2005 Plan covering more than 100,000 shares in any one calendar year, subject to certain anti-dilution and other adjustments. For the portion of any performance award units granted in any one calendar year to any participant that are denominated in dollars and are intended to qualify as “performance-based compensation” under Section 162(m), the maximum amount payable for the performance period is $2,000,000 times the number of years in the performance period. The maximum aggregate number of shares that may be issued pursuant to the exercise of Incentive Options granted under the Amended 2005 Plan is 2,200,000, subject to certain anti-dilution and other adjustments.

Administration. The Amended 2005 Plan will be administered by the Compensation Committee of the Board of Directors or another committee of two or more directors established by the Board of Directors from time to time. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence, subject to certain narrow exceptions. The Compensation Committee may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Amended 2005 Plan, the Compensation Committee has the power to: (i) prescribe, amend and rescind rules and regulations relating to the Amended 2005 Plan and to define terms not otherwise defined therein, (ii) determine which persons are eligible to participate and to receive awards under the Amended 2005 Plan and the timing of any such awards, (iii) grant awards to participants and determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a change in control), or other factors, (iv) establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award, (v) prescribe and amend the terms of the agreements or other documents evidencing awards made under the Amended 2005 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Amended 2005 Plan, (vi) determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), (vii) interpret and construe the Amended 2005 Plan, any rules and regulations under the Amended 2005 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company and (viii) make all other determinations deemed necessary or advisable for the administration of the Amended 2005 Plan.

Awards under the Amended 2005 Plan

Stock Options. Options granted under the Amended 2005 Plan may be either incentive stock options qualifying under Section 422 of the IRC (“Incentive Option”) or options which are not intended to qualify as incentive stock options (“Nonstatutory Option”). Under the terms of the Amended 2005 Plan, the exercise price for stock options must be equal to or greater than the fair market value of the Company’s common stock on the date of grant (and, in the case of an Incentive Option granted to a participant who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, must be equal to or greater than 110% of the fair market value of the Company’s common stock on the date of grant). Stock options granted under the terms of the Amended 2005 Plan will not become exercisable earlier than one year from the date of grant (except upon a change in control or termination of employment due to death, disability or retirement), and options may be for a term of no more than 10 years (five years, in the case of an Incentive Option granted to a participant owning more than 10% of the Company’s voting power). Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the Amended 2005 Plan’s stated limits), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Amended 2005 Plan. The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or, to the extent allowed by the Compensation Committee, by delivering previously owned shares, by withholding shares deliverable upon the exercise of the option or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. Other than in connection with a change in the Company’s capitalization, the Amended 2005 Plan prohibits repricing stock options without stockholder approval.

Stock Appreciation Rights.  A stock appreciation right, or SAR, provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. SARs may be paid in stock, cash or a combination thereof. SARs may be granted either in tandem with or as a component of other awards granted under the Amended 2005 Plan or not in conjunction with other awards and may, but need not, relate to a specific option. SARs are generally subject to the same terms and limitations as options or, when granted tandem to other awards, to the same terms as those other awards. Other than in connection with a change in the Company’s capitalization, SARs cannot be repriced without stockholder approval.

Restricted Stock and Restricted Stock Units. A Restricted Stock Award is an award of shares, and Restricted Stock Units are an award of units denominated in shares and payable in shares or cash, in each case, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any Restricted Stock Award or Restricted Stock Unit award, including the number of shares subject to such award (subject to the Amended 2005 Plan’s stated limits), the price (if any) paid for shares subject to a Restricted Stock Award or Restricted Stock Units, and the minimum period over which a Restricted Stock Award or Restricted Stock Units may vest or be settled, which must cover at least a three-year period (except in the event of a change in control or upon the participant’s death, disability or retirement) or, if the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria, a performance period of at least one year. Unless otherwise determined by the Compensation Committee, participants holding shares subject to a Restricted Stock Award may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividend and other distributions with respect to the shares, subject to any requirement imposed by the Compensation Committee that such dividend or distribution amounts be reinvested in additional shares subject to a Restricted Stock Award or remain subject to the same restrictions as the Restricted Stock Award. Holders of Restricted Stock Units will be entitled to receive dividend equivalents only to the extent provided by the Compensation Committee.

Performance Award Units. The Amended 2005 Plan authorizes the grant of performance award units, pursuant to which participants are awarded bonus opportunities that are paid contingent upon the achievement of performance criteria specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the Amended 2005 Plan’s stated limits), the performance period (which is generally at least one year), the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on a performance award unit prior to actual payment, forfeiture provisions and any other terms and conditions consistent with the Amended 2005 Plan. The Compensation Committee may specify the percentage of the target performance award unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) using “qualifying performance criteria” described below. Performance award units are payable in cash or shares of common stock as determined by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Qualifying Performance Criteria. Qualifying performance criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: (i) pretax income, (ii) net income, (iii) earnings per share, (iv) revenues, (v) expenses, (vi) return on assets, (vii) return on equity, (viii) return on capital employed, (ix) return on investment, (x) net profit margin, (xi) operating profit margin, (xii) operating cash flow, (xiii) total shareholder return, (xiv) capitalization, (xv) liquidity, (xvi) results of customer surveys and (xvii) safety or productivity improvement. The Compensation Committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other laws or regulations affecting reported results, (d) any amounts accrued by the Company or its subsidiaries under any incentive or cash profit-sharing plans and related employer payroll taxes, (e) accruals for reorganization and restructuring programs, (f) any extraordinary, unusual or nonrecurring items as described in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) topic(s) that replaced or were formerly known as Accounting Principles Board (“APB”) Opinion No. 30, as amended or superseded, (g) any changes in accounting principle as defined in the ASC topic(s) that replaced or were formerly known as FASB Statement 154, as amended or superseded, (h) any loss from a discontinued operation as described in the ASC topic(s) that replaced or were formerly known as FASB Statement 144, as amended or superseded, (i) goodwill impairment charges, (j) operating results for any business acquired during the plan year and (k) third party expenses associated with any acquisition by the Company or any subsidiary.

Transferability. Unless otherwise provided for by the Compensation Committee, awards under the Amended 2005 Plan are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) to immediate family members or trusts or partnerships solely for the benefit of the Participant’s immediate family members. Incentive Options are transferable only as provided in (i) above.

Tax Withholding. A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended 2005 Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to the Company. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to tender previously acquired shares.

Corporate Events. In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends) or otherwise, the Compensation Committee may, in its discretion, adjust the number and kind of shares available for issuance under the Amended 2005 Plan, the number and kind of shares subject to outstanding awards and the exercise price of awards and the number and kind of shares subject to the various limitations under the Amended 2005 Plan. The Compensation Committee has the authority to determine the effect, if any, that a change in control (as defined in the Amended 2005 Plan) or termination of employment following a change in control would have on outstanding awards under the Plan.

Amendments. The Board of Directors may terminate, amend or discontinue the Amended 2005 Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the Amended 2005 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Corporate Events” section above) without the approval of the stockholders to: (i) increase the maximum number of shares that may be issued under the Amended 2005 Plan, (ii) permit granting of options at less than fair market value, (iii) reduce the exercise price of outstanding options, (iv) extend the term of the Amended 2005 Plan, (v) change the class of individuals eligible for the Amended 2005 Plan, (vi) otherwise amend the Amended 2005 Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements or (vii) increase the individual annual award limitations. In addition, no amendment of the Amended 2005 Plan or any award granted thereunder may impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change in control that the amendment or alteration is required or advisable in certain situations).

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to participants arising from participation in the Amended 2005 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended 2005 Plan may vary depending on the particular situation and, therefore, may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Incentive Options; Nonstatutory Options; SARs. Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid therefore. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility” below, the Company or its subsidiary (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and more than one year from the date of exercise of the Incentive Option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, the Company will not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an Nonstatutory Option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Amended 2005 Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Summary of the Amended 2005 Plan – Transferability.” For income and gift tax purposes, certain transfers of Nonstatutory Options and SARs generally should be treated as completed gifts, subject to gift taxation.

The IRS has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options.

In addition, if a participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 (for 2014) per donee, (ii) the transferor’s lifetime exclusion or (iii) the marital or charitable deduction rules. The gifted Nonstatutory Option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of SARs.

Restricted Stock Awards; Restricted Stock Units; Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of Restricted Stock Units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he/she receives cash or common stock in settlement of the Restricted Stock Units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a Restricted Stock Award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the IRC or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the IRC.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he/she recognizes income under the rules described above with respect to common stock or cash received. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him/her as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company or one of its subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for future payments under the Amended 2005 Plan could also be limited by the golden parachute payment rules of Section 280G of the IRC, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the Company’s ability (or the ability of one of its subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended 2005 Plan could be limited by Section 162(m) of the IRC, which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the

Compensation Committee. Performance-based awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to shares of common stock which exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. If the Amended 2005 Plan is approved at the 2014 Annual Meeting of Stockholders, a participant who receives an award or awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based awards relating to more than 100,000 shares of common stock or, with respect to awards not related to shares of common stock, $2,000,000, in any given fiscal year. Although the Amended 2005 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See “Summary of the Amended 2005 Plan – Awards under the Amended 2005 Plan – Performance Award Units” and “Summary of the Amended 2005 Plan – Awards under the Amended 2005 Plan – Qualifying Performance Criteria.”

New Plan Benefits

A summary of the material features of the Amended 2005 Plan, including the class of persons eligible to participate therein and the number of persons in such class, is included above under the title “Summary of Amended 2005 Plan.”

The awards, if any, that will be made to eligible persons under the Amended 2005 Plan are subject to the discretion of the Compensation Committee and, thus, the Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to its executive officers, employees and directors under the Amended 2005 Plan. Therefore, the New Plan Benefits Table is not provided.

The Company did make its annual equity awards under the 2005 Plan for 2013 in November 2013 to the Named Executive Officers, nonemployee directors, and to its other eligible employees. The grants to the Named Executive Officers are reflected in the “2013 Grants of Plan-Based Awards” table that can be found on page 42 of this proxy statement. The 2013 grant to the nonemployee directors is reflected in footnote 2 to the Director Compensation Table. On February 24, 2014, the closing price of the Company’s common stock was $33.40 per share. As of February 24, 2014, no stock options have been granted under the 2005 Plan. The 2013 grants do not qualify as performance-based compensation under Section 162(m) and could be non-deductible in whole or in part at the date in which such deduction would otherwise be available to the Company.

Vote Required and Board Recommendation

Approval of the Second Amendment to the 2005 Plan, which (i) increases the number of shares available for future issuances under the 2005 Plan by 900,000 shares to an aggregate of 3,100,000 total shares and (ii) extends the term of the Amended 2005 Plan by changing the final date on which awards may be granted under the Amended 2005 Plan from April 20, 2015 to December 31, 2019, requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker non-votes are not treated as entitled to vote. See “Voting Shares – Other Matters” on page 6. Unless marked to the contrary, proxies received will be voted FOR approval. The Board of Directors believes strongly that the approval of the Second Amendment to the 2005 Plan is essential to the Company’s continued success. For the reasons stated above, the stockholders are being asked to approve this Proposal.

Proposal V. Approval of Material Plan Terms of the 2005 Ownership

Incentive Plan, As Amended, for Purposes of Complying with the

Requirements of Section 162(m) of the Internal Revenue Code

The Board recommends a vote “FOR” Proposal V.

Background and Purpose of the Proposal

In addition to the Second Amendment to the 2005 Plan, the Board of Directors is also requesting that stockholders reapprove the material terms of the Amended 2005 Plan so that certain designated awards under the Amended 2005 Plan qualify for exemption from the deduction limitations of IRC Section 162(m). As discussed in Proposal IV above, under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Company’s Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, the Company may deduct compensation paid to its Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the Amended 2005 Plan to constitute “performance-based compensation,” the material terms of the Amended 2005 Plan must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the 2005 Plan, or at the time of a material amendment to the plan, whichever occurs first.  Because the Company is seeking stockholder approval in Proposal IV of a material amendment to the plan, we are also seeking this separate stockholder approval for purposes of Section 162(m).

Under the Section 162(m) regulations, the material terms of the Amended 2005 Plan are (i) the maximum amount of compensation that may be paid to a participant under the Amended 2005 Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Amended 2005 Plan and (iii) the business criteria on which the performance goals are based. The Company intends that awards under the Amended 2005 Plan continue to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, the Company is asking its stockholders to reapprove the material terms of the Amended 2005 Plan for Section 162(m) purposes so that awards under the Amended 2005 Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible by the Company. The material terms of the Amended 2005 Plan are disclosed above in Proposal IV as follows: (i) the maximum amount of compensation is described in “Summary of the Amended 2005 Plan – Shares Subject to the Amended 2005 Plan,” (ii) the eligible employees are described in “Summary of the Amended 2005 Plan – Persons Who May Participate” and (iii) the business criteria are described in “Summary of the Amended 2005 Plan – Awards under the Amended 2005 Plan – Qualifying Performance Criteria.”

Consequences of Failing to Approve the Proposal

Failure of the Company’s stockholders to approve this Proposal will not affect the rights of existing award holders under the Amended 2005 Plan or under any previously granted awards under the Amended 2005 Plan. However, if this Proposal is not approved, the Company does not plan to make any future performance based awards to Covered Employees under the Amended 2005 Plan, and the Company will be required to reevaluate its compensation structure since compensation paid to Covered Employees in future years may not be deductible by the Company to the extent it exceeds $1,000,000.

Vote Required and Board Recommendation

Approval of the material terms of the Amended 2005 Plan for Section 162(m) purposes requires the affirmative vote of the holders of a majority of the total number of shares of common stock present in person or by proxy and entitled to vote on the matter. For these purposes, broker non-votes are not treated as entitled to vote. See “Voting Shares – Other Matters” on page 6. Unless marked to the contrary, proxies received will be voted FOR approval. The Board of Directors believes strongly that the approval of the material terms of the Amended 2005 Plan for purposes of Section 162(m) are essential to the Company’s continued success. For the reasons stated above, the stockholders are being asked to approve this Proposal.

Other Matters

The Board does not know of any matters that will be presented for action at the 2014 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2014 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

Cost of Solicitation

Proxies may be solicited by Directors, officers or employees of the Company or its subsidiaries in person, by telephone, telegram or other means. However, no payment will be made to any of them for their solicitation activities. The costs of solicitation, including the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for preparing, assembling and forwarding proxy materials to and obtaining proxies from beneficial owners of shares held of record by such persons, will be borne by the Company.

Stockholder Communication with the Board

Arkansas Best Corporation stockholders may communicate with the Board, or any individual member of the Board, by sending the communication as follows:

Board of Directors (or Individual Member’s Name)

c/o Corporate Secretary

Arkansas Best Corporation

P.O. Box 10048

Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.

Procedure for Submitting Stockholder Proposals for

2015 Annual Meeting

To permit the Company and its stockholders to deal with stockholder proposals in an informed and orderly manner, the Company’s bylaws establish an advance notice procedure. Pursuant to the Company’s bylaws, for a proposal that is not intended to be included in the Company’s proxy statement to be properly and timely submitted as business to come before the 2015 Annual Meeting, the stockholder must submit a written notice (“stockholder notice”) that must be received by the Corporate Secretary of the Company at the address above not less than 90 days nor more than 120 days prior to the first anniversary of the 2014 Annual Meeting. In the event that the date of the 2015 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the 2014 Annual Meeting, to be timely received, the proposal must be received by the Corporate Secretary of the Company not less than 100 days nor more than 120 days prior to the date of the 2015 Annual Meeting, and in the event that the first public announcement of the date of the 2015 Annual Meeting is less than 100 days prior to the date of such meeting, the proposal must be received by the Corporate Secretary of the Company by the 10th day following the date of the public announcement.  Such stockholder notices must set forth as to each matter the stockholder proposes to bring before the Annual Meeting certain information specified in the bylaws including, among other things: (1) as to the stockholder giving the notice and each Stockholder Associated Person (a) the name and address, including business address and telephone number, of such persons, (b) the class and number of shares of the Company which are owned beneficially and of record by such persons, (c) any option, warrant or other derivative security owned by such persons, (d) any agreement pursuant to which such persons have the right to vote any shares of the Company, (e) any other information relating to such persons required to be disclosed in a proxy statement in connection with the solicitation of proxies for the proposal and (f) a description of all material agreements and understandings between such persons and any other person in connection with the proposal of such business by the stockholder; (2) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented for adoption; and (3) the reasons for conducting such business at the meeting. “Stockholder Associated Person” of any stockholder means (i) any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such stockholder; (ii) any affiliates or associates of such stockholder or any beneficial owner described in the foregoing clause (i); and (iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses). For information regarding the required information in the stockholder notice, contact the Corporate Secretary’s office at info@arkbest.com or 479-785-6000.

Notwithstanding the above provisions, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder who wishes to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the 2015 Annual Meeting must deliver such proposal to the Company no later than the close of business on November 19, 2014. Proposals should be addressed to Corporate Secretary, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, AR 72917-0048. In order to prevent controversy about the date of receipt of a proposal, which must be no later than the close of business on November 19, 2014, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

General Matters

Upon written request, the Company will provide stockholders with a copy of its 2013 Annual Report on Form 10-K filed with the SEC (including financial statements and schedules thereto), without charge. Written requests should be directed to: David Humphrey, Vice President–Investor Relations, Arkansas Best Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048.

Certain stockholders sharing an address may have received only one copy of this Proxy Statement and the 2013 Annual Report on Form 10-K. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and the 2013 Annual Report on Form 10-K to a stockholder at a shared address to which only a single copy of such documents was delivered. Separate copies may be requested by contacting your broker, bank or other holder of record or by contacting the Company at the following address or telephone number:

Arkansas Best Corporation

Attention: Vice President–Investor Relations

P.O. Box 10048

Fort Smith, Arkansas 72917-0048

Telephone: 479-785-6000

If you want to receive separate copies of the Company’s Annual Report on Form 10-K and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you can make these requests through the following sources:

Stockholders of record should contact the Company’s Corporate Secretary in writing at Arkansas Best Corporation, P.O. Box 10048, Fort Smith, Arkansas 72917-0048 or by telephone at 479-785-6000.

Stockholders who are beneficial owners should contact their bank, broker or other nominee record holder or contact Broadridge in writing at Broadridge, Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by telephone at 800-542-1061.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote promptly: by Internet, by telephone or by signing, dating and returning the enclosed proxy card.

Fort Smith, Arkansas	MICHAEL R. JOHNS
Date: February 28, 2014	Secretary

Appendix A

Proposed

Second Amendment to the

Arkansas Best Corporation

2005 Ownership Incentive Plan

THIS SECOND AMENDMENT (the “Second Amendment”) to the Arkansas Best Corporation 2005 Ownership Incentive Plan, as amended from time to time (the “Plan”), is effective April 23, 2014 (the “Effective Date”), and is made by Arkansas Best Corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to approval by the stockholders of the Company, to  increase the maximum number of shares for which Awards may be granted under the Plan, and (ii) extend the term of the Plan; and

WHEREAS, Section 19 of the Plan provides that the Board may amend the Plan from time to time under certain circumstances, including to increase the maximum number of shares for which awards may be granted under the Plan and to extend the term of the Plan, subject to approval by the stockholders of the Company.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.                  Section 6(a) of the Plan shall be deleted in its entirety and replaced with the following:

(a)                 Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards, since inception of the Plan, is 3,100,000. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

2.              Section 5 of the Plan shall be deleted in its entirety and replaced with the following:

The Company’s Board adopted this Plan as of February 24, 2005. The Plan became effective on April 20, 2005 (the “Effective Date”), upon approval by the Company’s stockholders. Awards may be granted under the Plan until December 31, 2019, at which time the Plan will terminate. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan (including termination upon expiration of the term of the Plan) will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date and subject to approval of the Company’s stockholders.

ARKANSAS BEST CORPORATION

By:
Name:
Title:
Date:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Please detach here Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. COMPANY # INTERNET – www.proxypush.com/abc Use the Internet to vote your proxy until 12:00 p.m. (CDT) on April 22, 2014. PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on April 22, 2014. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. The Board of Directors Recommends a Vote FOR Items I, II, III, IV and V. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card. I. Election of Directors: (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees II. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting fi rm for the year ending December 31, 2014. III. To approve, on an advisory basis, the compensation of the Company’s named executive offi cers. IV. To approve the Second Amendment to the 2005 Ownership Incentive Plan. V. To approve the material plan terms of the 2005 Ownership Incentive Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS I, II, III, IV and V. Address Change? Mark Box Indicate changes below: Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized offi cer signing the Proxy. Against Against Against Against For For For For Abstain Abstain Abstain Abstain Date 01 John W. Alden 02 Fred A. Allardyce 03 William M. Legg 04 Judy R. McReynolds 05 John H. Morris 06 Craig E. Philip 07 Steven L. Spinner 08 Janice E. Stipp 09 Robert A. Young III

ARKANSAS BEST CORPORATION ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 23, 2014 8:00 a.m. CDT 3801 Old Greenwood Road Fort Smith, Arkansas 72903 ARKANSAS BEST CORPORATION 3801 Old Greenwood Road Fort Smith, Arkansas 72903 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2014. Each of Michael R. Johns and Judy R. McReynolds, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 8:00 a.m. CDT on Wednesday, April 23, 2014, and at any adjournments or postponements of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposals I, II, III, IV and V. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked at any time prior to the voting thereof. Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. See reverse for voting instructions.